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                                                                     EXHIBIT 2.1

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                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                            AMERADA HESS CORPORATION,

                          AMERADA HESS (CAYMAN) LIMITED

                                       AND

                              TRITON ENERGY LIMITED

                            DATED AS OF JULY 9, 2001







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                                TABLE OF CONTENTS

   ACQUISITION AGREEMENT...........................................................................................1

   ARTICLE I DEFINITIONS...........................................................................................2
   Section 1.1        Definitions..................................................................................2

   ARTICLE II THE OFFER............................................................................................8
   Section 2.1        The Offer....................................................................................8
   Section 2.2        Company Actions.............................................................................10
   Section 2.3        Composition of the Board of Directors.......................................................12

   ARTICLE III THE SCHEME OF ARRANGEMENT..........................................................................13
   Section 3.1        The Scheme of Arrangement...................................................................13
   Section 3.2        Application to the Court; Effective Time of the Scheme of Arrangement; Scheme
                      of Arrangement Closing......................................................................14
   Section 3.3        Terms of the Scheme: Transfer of Share Capital..............................................16
   Section 3.4        Terms of the Scheme of Arrangement; Payment.................................................16
   Section 3.5        Stock Option and Other Plans................................................................17

   ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................19
   Section 4          Representations and Warranties of the Company...............................................19
   Section 4.1        Due Organization, Good Standing and Corporate Power.........................................19
   Section 4.2        Authorization and Validity of this Agreement................................................19
   Section 4.3        Capitalization..............................................................................19
   Section 4.4        Consents and Approvals; No Violations.......................................................20
   Section 4.5        Company Reports and Financial Statements....................................................21
   Section 4.6        Absence of Certain Changes..................................................................22
   Section 4.7        Title to Properties;  Encumbrances..........................................................22
   Section 4.8        Compliance with Laws........................................................................23
   Section 4.9        Litigation..................................................................................23
   Section 4.10       Employee Benefit Plans......................................................................23
   Section 4.11       Employment Relations and Agreements.........................................................26
   Section 4.12       Taxes.......................................................................................27
   Section 4.13       Liabilities.................................................................................29
   Section 4.14       Intellectual Property.......................................................................29
   Section 4.15       Proxy Statement; Offer Documents and Schedule 14D-9.........................................30
   Section 4.16       Broker's or Finder's Fee....................................................................30
   Section 4.17       Certain Contracts and Arrangements..........................................................30
   Section 4.18       Environmental Laws and Regulations..........................................................32
   Section 4.19       Takeover Statutes...........................................................................33
   Section 4.20       Voting Requirements.........................................................................33
   Section 4.21       Rights Agreement............................................................................33
   Section 4.22       Opinion of Financial Advisor................................................................34
   Section 4.23       Insurance...................................................................................34
   Section 4.24       Permitted Transfer..........................................................................34

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
   Section 4.25       Impact on Conversion Rights.................................................................34
   Section 4.26       Prepayments.................................................................................34
   Section 4.27       Gas Imbalances..............................................................................34
   Section 4.28       Non-consent Operations......................................................................35

   ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.....................................................35

   Section 5          Representations and Warranties of Parent and Sub............................................35
   Section 5.1        Due Organization, Good Standing and Corporate Power.........................................35
   Section 5.2        Authorization and Validity of Agreement.....................................................35
   Section 5.3        Consents and Approvals;  No Violations......................................................35
   Section 5.4        Offer Documents, Schedule 14D-9 and Proxy Statement.........................................36
   Section 5.5        Broker's or Finder's Fee....................................................................36
   Section 5.6        Sub's Operations............................................................................37
   Section 5.7        Funds.......................................................................................37
   Section 5.8        Litigation..................................................................................37

   ARTICLE VI CERTAIN COVENANTS...................................................................................37
   Section 6.1        Access to Information Concerning Properties and Records.....................................37
   Section 6.2        Confidentiality.............................................................................38
   Section 6.3        Conduct of the Business of the Company......................................................38
   Section 6.4        Compulsory Acquisition......................................................................41
   Section 6.5        Commercially Reasonable Efforts; Further Assurances.........................................41
   Section 6.6        No Solicitation of Other Offers.............................................................42
   Section 6.7        Notification of Certain Matters.............................................................44
   Section 6.8        HSR Act.....................................................................................45
   Section 6.9        Directors' and Officers' Indemnification and Insurance......................................45
   Section 6.10       Rights Agreement............................................................................48
   Section 6.11       Public Announcements........................................................................48
   Section 6.12       Benefit Plans; Vacation; Employment Agreements..............................................48
   Section 6.13       Agreements Relating to Preferred Shares.....................................................49

   ARTICLE VII CONDITIONS PRECEDENT...............................................................................50
   Section 7.1        Conditions Precedent to Each Party's Obligation to
                      Effect the Scheme of Arrangement............................................................50

   ARTICLE VIII TERMINATION AND ABANDONMENT.......................................................................50
   Section 8.1        Termination.................................................................................50
   Section 8.2        Effect of Termination.......................................................................52

   ARTICLE IX MISCELLANEOUS.......................................................................................53
   Section 9.1        Fees and Expenses...........................................................................53
   Section 9.2        Investigation and Agreement by the Parties;
                      No other Representations or Warranties......................................................54
   Section 9.3        Extension; Waiver...........................................................................55
   Section 9.4        Notices.....................................................................................55
   Section 9.5        Entire Agreement............................................................................56


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
   Section 9.6        Binding Effect; Benefit; Assignment.........................................................57
   Section 9.7        Amendment and Modification..................................................................57
   Section 9.8        Further Actions.............................................................................57
   Section 9.9        Headings....................................................................................57
   Section 9.10       Counterparts................................................................................57
   Section 9.11       APPLICABLE LAW..............................................................................57
   Section 9.12       Severability................................................................................58
   Section 9.13       Interpretation..............................................................................58
   Section 9.14       Specific Enforcement........................................................................58
   Section 9.15       Waiver of Jury Trial........................................................................58
   Section 9.16       No Recourse Against Others..................................................................58


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


                              ACQUISITION AGREEMENT

         ACQUISITION AGREEMENT, dated as of July 9, 2001 (this "Agreement"), by and among AMERADA HESS CORPORATION, a corporation organized under the laws of Delaware ("Parent"), AMERADA HESS (CAYMAN) LIMITED, a company limited by shares organized under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent ("Sub"), and TRITON ENERGY LIMITED, a company limited by shares organized under the laws of the Cayman Islands (the "Company").

                                   WITNESSETH:

         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved this Agreement pursuant to which Parent intends to acquire through Sub the Company by means of the Offer (as defined below) which may be followed by either (i) a Compulsory Acquisition (as defined below) pursuant to
Section 88 of the Companies Law or (ii) a Scheme of Arrangement (as defined below) in accordance with Section 86 of the Companies Law on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, in contemplation of the acquisition of the Company by Parent, it is proposed that Sub commence a cash tender offer (the "Offer") to purchase, on the terms and subject to the conditions set forth in this Agreement, any and all of the existing unconditionally allotted or issued and fully paid ordinary shares, par value $0.01 per share of the Company, and any further ordinary shares which are unconditionally allotted or issued and fully paid (upon conversion of the Preferred Shares (as defined below) or otherwise) before the Acceptance Date (including the associated Series A Junior Participating Preferred Share Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of March 25, 1996, by and between the Company and Chemical Bank, as Rights Agent, as amended pursuant to amendments dated August 2, 1996, August 30, 1998 and January 5, 1999 (the "Rights Agreement")) (the "Ordinary Shares"), at a price of U.S. $45.00 per Ordinary Share net to the seller in cash (the "Ordinary Share Offer Price");

         WHEREAS, the Board of Directors of the Company (i) has unanimously determined that this Agreement and the Principal Shareholders Agreement (as defined below) and the transactions contemplated hereby or thereby, including the Offer, the Scheme of Arrangement and the Compulsory Acquisition provided for by this Agreement, are fair to and in the best interests of the Company and the holders of the Ordinary Shares and Preferred Shares (other than, in the case of the transactions contemplated by the Principal Shareholders Agreement, the Principal Shareholders), (ii) has unanimously approved the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby, including the Offer, the Scheme of Arrangement and the Compulsory Acquisition provided for by this Agreement and
(iii) has unanimously resolved, subject to Section 6.6 hereof, to recommend that the holders of Ordinary Shares accept the Offer and tender their Ordinary Shares pursuant to the Offer and that the holders of Ordinary Shares and Preferred Shares approve the Scheme of Arrangement, if such approval is sought; and

         WHEREAS, Parent and Sub are unwilling to enter into this Agreement unless HM4 Triton L.P. and the other shareholders listed on Annex A to the Principal Shareholders

Agreement (the "Principal Shareholders"), concurrently with the execution and delivery of this Agreement, enter into an agreement (the "Principal Shareholders Agreement" and together with this Agreement, the "Transaction Documents") by and among Parent, Sub, the Company and the Principal Shareholders providing for, among other things, the agreement of the Principal Shareholders to sell their Shares to Sub and for Sub to purchase such Shares.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

         "Acceptance Date" shall have the meaning set forth in Section 2.3(a).

         "Acquisition Proposal" shall have the meaning set forth in Section 6.6(b).

         "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided, that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

         "Agreement" shall have the meaning set forth in the preamble hereto.

         "Antitrust Authorities" shall mean the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws.

         "Antitrust Laws" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions that may have the purpose or effect of monopolization or restraint of trade.

         "Business Day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York, and shall consist of the time period from 12:01 a.m. through 12:00 midnight, New York time.

         "Cash Consideration" shall have the meaning set forth in Section 3.3(a)(ii).


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         "Cash Option Payment" shall have the meaning set forth in Section
3.5(c).

         "Claims" shall have the meaning set forth in Section 4.18(b).

         "COBRA" shall have the meaning set forth in Section 4.10(b).

         "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated, and the rulings issued, thereunder.

         "Commission" shall mean the U.S. Securities and Exchange Commission.

         "Commission Filings" shall have the meaning set forth in Section 4.5.

         "Companies Law" shall have the meaning set forth in Section 3.1(b).

         "Company" shall have the meaning set forth in the preamble hereto.

         "Company Disclosure Letter" shall mean the disclosure letter delivered by the Company to Parent and Sub upon or prior to entering into this Agreement.

         "Company Property" shall have the meaning set forth in Section 4.18(b).

         "Completed Commission Filings" shall mean the Commission Filings filed prior to the date hereof.

         "Compulsory Acquisition" shall have the meaning set forth in Section
6.4.

         "Compulsory Completion Date" shall have the meaning set forth in
Section 2.3(c).

         "Conditional Option Exercise" shall have the meaning set forth in
Section 3.5(b).

         "Confidentiality Agreement" shall have the meaning set forth in Section 6.2.

         "Continuing Directors" shall have the meaning set forth in Section 2.3(c).

         "Contracts" shall have the meaning set forth in Section 4.17.

         "Court" shall have the meaning set forth in Section 3.1(b).

         "Discontinuance Date" shall have the meaning set forth in Section
2.3(c).

         "Employee Benefit Plans" shall have the meaning set forth in Section 4.10(a).

         "Environmental Claims" shall have the meaning set forth in Section 4.18(b).

         "Environmental Law" shall have the meaning set forth in Section
4.18(b).

         "ERISA" shall have the meaning set forth in Section 4.10(a).



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

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Agent" shall have the meaning set forth in Section 3.4(b).

         "fully-diluted basis" or "on a fully-diluted basis" shall have the meaning set forth in Annex A hereto.

         "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied, as in effect from time to time.

         "Governmental Entity" shall mean any domestic or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory agency or authority or any securities exchange.

         "Hazardous Materials" shall have the meaning set forth in Section 4.18(b).

         "Holder" shall have the meaning set forth in Section 3.3(a)(i).

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Immigration Laws" shall have the meaning set forth in Section 4.11.

         "Indemnified Parties" shall have the meaning set forth in Section
6.9(b).

         "Intellectual Property" shall mean any of the following: (i) U.S. and non-U.S. patents, and applications for either; (ii) registered and unregistered trademarks, service marks and other indicia of origin, pending trademark and service mark registration applications, and intent-to-use registrations or similar reservations of marks; (iii) registered and unregistered copyrights and mask works, and applications for registration of either; (iv) internet domain names, applications and reservations therefor, uniform resource locators and the corresponding Internet sites; (v) trade secrets and proprietary information not otherwise listed in (i) through (iv) above, including, without limitation, unpatented inventions, invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, mask works, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded; and
(vi) any good will associated with any of the foregoing.

         "Investor Rights Agreement" shall mean the Shareholders Agreement dated as of September 30, 1998 by and between the Company and HM4 Triton, L.P., as amended on January 20, 1999 and July 9, 2001.

         "knowledge of the Company" shall mean the actual knowledge of James C. Musselman, President and Chief Executive Officer of the Company; A. E. Turner, III, Chief Operating

Officer of the Company; W. Greg Dunlevy, Chief Financial Officer of the Company; Marvin Garrett, Vice President, Production of the Company; Brian Maxted, Senior Vice President, Exploration, of the Company; and Thomas Murphy, General Counsel of the Company. Solely for the limited purpose of Section 4.12(c)(xiv), "knowledge of the Company" shall also include the actual knowledge of John Abernethy, Vice President, Tax of the Company.

         "Letter of Transmittal" shall have the meaning set forth in Section 2.1(c).

         "Lien" shall have the meaning set forth in Section 4.3.

         "Material Adverse Effect", with respect to any Person, shall mean any event, change, occurrence, effect, fact, violation or circumstance having a material adverse effect on (i) the ability of such Person to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis or (ii) the business, assets, liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole; provided, however that effects relating to (a) the economy in general, (b) changes in oil, gas or other hydrocarbon commodity prices or other changes affecting the oil and gas industry generally or (c) the announcement of the transactions contemplated hereby shall be deemed to not constitute a "Material Adverse Effect" or be considered in determining whether a "Material Adverse Effect" has occurred.

         "Material Contracts" shall have the meaning set forth in Section 4.17.

         "Minimum Condition" shall have the meaning set forth in Annex A.

         "Multiemployer Plan" shall have the meaning set forth in Section
4.10(b).

         "NLRB" shall have the meaning set forth in Section 4.11.

         "Offer" shall have the meaning set forth in the second recital hereto.

         "Offer Documents" shall have the meaning set forth in Section 2.1(c).

         "Offer to Purchase" shall have the meaning set forth in Section 2.1(c).

         "Offer Termination Date" shall have the meaning set forth in Section 2.1(a).
         "Oil and Gas Properties" means leasehold and other interests in oil, gas and other material properties owned or otherwise held in the name of the Company or any of its Subsidiaries.

         "Options" shall have the meaning set forth in Section 3.5(a).

         "Ordinary Cash Consideration" shall have the meaning set forth in
Section 3.3(a)(i).

         "Ordinary Shares" shall have the meaning set forth in the second recital hereto.

         "Ordinary Share Offer Price" shall have the meaning set forth in the second recital hereto.

         "issued and outstanding" or "outstanding" shall mean, in respect of Ordinary Shares or Preferred Shares, that such shares are issued, unless the context otherwise requires.

         "Parent" shall have the meaning set forth in the preamble hereto.

         "Parent Designees" shall have the meaning set forth in Section 2.3(a).

         "Payment Fund" shall have the meaning set forth in Section 3.4(c).

         "Permits" shall have the meaning set forth in Section 4.8(b).

         "Person" shall mean and include an individual, a partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

         "Preferred Cash Consideration" shall have the meaning set forth in
Section 3.3(a)(ii).

         "Preferred Shares" shall mean the 8% Convertible Preference Shares, par value $0.01 per share, of the Company.

         "Principal Shareholders" shall have the meaning set forth in the fourth recital hereto.

         "Principal Shareholders Agreement" shall have the meaning set forth in the fourth recital hereto.

         "Proxy Statement" shall have the meaning set forth in Section 3.2(b).

         "Record Date" shall have the meaning set forth in Section 3.4(c).

         "Registered Address" shall have the meaning set forth in section
3.4(c).

         "Registrar" shall have the meaning set forth in section 3.2(d).

         "Release" or "Released" shall have the meaning set forth in Section 4.18(b).

         "Returns" shall have the meaning set forth in Section 4.12(a).

         "Rights" shall have the meaning set forth in the second recital hereto.

         "Rights Agreement" shall have the meaning set forth in the second recital hereto.

         "Schedule 14D-9" shall have the meaning set forth in Section 2.2(c).

         "Schedule TO" shall have the meaning set forth in Section 2.1(c).

         "Scheme Closing" shall have the meaning set forth in Section 3.2(c).

         "Scheme Closing Date" shall have the meaning set forth in section
3.2(c).



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

         "Scheme Effective Date" shall have the meaning set forth in Section 3.2(d).

         "Scheme Effective Time" shall have the meaning set forth in section 3.2(d).

         "Scheme Pre-Closing" shall have the meaning set forth in section
3.2(b).

         "Scheme of Arrangement" shall have the meaning set forth in Section 3.1(b).

         "Scheme Ordinary Shares" shall have the meaning set forth in Section 3.3(a)(i).

         "Scheme Preferred Shares" shall have the meaning set forth in Section 3.3(a)(ii).

         "Scheme Shares" shall have the meaning set forth in section 3.3(a)(ii).

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Severance Policy" shall mean the Company's severance policy as disclosed on Schedule 4.10(a) of the Company Disclosure Letter.

         "Severance Protection Plans" shall have the meaning set forth in
Section 6.12(c).

         "Shares" shall mean the Ordinary Shares and the Preferred Shares.

         "Shareholders' Meetings" shall have the meaning set forth in Section 3.2(a).

         "Stock Incentive Plans" shall have the meaning set forth in Section 3.5(d).

         "Stock Plans" shall have the meaning set forth in Section 3.5(a).

         "Sub" shall have the meaning set forth in the preamble hereto.

         "Subsequent Offer Period" shall have the meaning set forth in Section 2.1(a).

         "Subsidiary", with respect to any Person, shall mean and include (i) any partnership of which such Person or any of its Subsidiaries is a general partner and (ii) any other entity in which such Person or any of its Subsidiaries owns or has the power to vote fifty percent (50%) or more of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity.

         "Succession Date" shall have the meaning set forth in Section 6.12(d).

         "Superior Proposal" shall have the meaning set forth in Section 6.6(b).

         "Taxes" shall have the meaning set forth in Section 4.12(a).

         "Tender Offer Conditions" shall have the meaning set forth in Section 2.1(a).

         "Transaction" shall have the meaning set forth in Annex A.



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

         "Transaction Documents" shall have the meaning set forth in the fourth recital hereto.

         "WARN" shall have the meaning set forth in Section 4.11.

                                   ARTICLE II

                                    THE OFFER

         Section 2.1 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII hereof and so long as none of the events set forth on Annex A hereto (the "Tender Offer Conditions") shall have occurred and are continuing, as promptly as practicable after the date of this Agreement (but in any event not later than seven (7) Business Days after the first public announcement of the execution and delivery of this Agreement), Sub shall commence (within the meaning of Rule 14d-2 promulgated under the Exchange Act) the Offer. The initial expiration date of the Offer shall be the twentieth (20th) Business Day following the date the Offer is commenced within the meaning of Rule 14d-2 under the Exchange Act. The obligation of Sub to accept for payment and to pay for any Ordinary Shares tendered in the Offer and not withdrawn shall be subject only to the Tender Offer Conditions, any of which, subject to the proviso below, may be waived by Parent or Sub in whole or in part in their sole discretion. The Tender Offer Conditions are for the sole benefit of Parent and Sub and may be asserted by Parent and Sub regardless of the circumstances giving rise to any such Tender Offer Conditions. Parent and Sub expressly reserve the right to modify the terms of the Offer, provided, however, that neither Parent nor Sub shall (and Parent shall cause Sub not to), without the prior written consent of the Company, (i) reduce the number of Ordinary Shares to be purchased pursuant to the Offer, (ii) reduce the Ordinary Share Offer Price, (iii) impose any additional conditions to the Offer, (iv) change the form of consideration payable in the Offer, (v) make any change to the terms of the Offer, including without limitation the Tender Offer Conditions, which is materially adverse in any manner to the holders of the Ordinary Shares, (vi) amend or waive the Minimum Condition, except that Parent or Sub may, at any time, amend the Minimum Condition to equal the number of Ordinary Shares representing a majority of the total number of votes of the outstanding Ordinary Shares on a fully-diluted basis or (vii) extend the expiration date of the Offer, provided, however, that Parent or Sub may extend the expiration date of the Offer: (A) as required by any rule, regulation or interpretation of the Commission; or (B) in the event that any condition to the Offer is not satisfied and, to the extent permitted herein, is not waived as of the scheduled expiration date of the Offer, for such successive periods for up to ten (10) Business Days at a time (or such longer period as shall be approved by the Company) until the earlier of the acceptance for payment of any Ordinary Shares pursuant to the Offer or the date (the "Offer Termination Date") that is sixty (60) days from the date of commencement of the Offer. Notwithstanding anything in the foregoing to the contrary, the Company may require Sub to extend the Offer on one occasion for a maximum period of ten (10) days if at the scheduled expiration date of the Offer, the Tender Offer Conditions (assuming for this purpose that the Minimum Condition has not been amended in accordance with clause (vi) of the proviso contained above in this Section 2.1(a)) have not been satisfied. In addition, notwithstanding anything in this Section 2.1(a) to the contrary, if not already disclosed in the Offer to Purchase (as defined below), Parent and Sub may amend the Schedule TO (as defined below) to permit the announcement of a subsequent offering period (as such term is defined in Rule 14d-1 promulgated under the Exchange Act (the "Subsequent Offer

Period")) to the Offer, and Sub may include a Subsequent Offer Period to the Offer for up to a maximum of twenty (20) Business Days.

         (b) Notwithstanding the foregoing, if Sub amends the Minimum Condition as permitted by Section 2.1(a) of this Agreement and accepts Ordinary Shares tendered and not withdrawn for payment pursuant to the terms of the Offer, then
(i) Sub may make available a Subsequent Offer Period by extending the Offer on one occasion for up to a maximum of twenty (20) Business Days if, on the expiration date of the initial period of the Offer, the number of Ordinary Shares validly tendered and not withdrawn pursuant to the Offer represent less than the amount of Ordinary Shares necessary to satisfy the Minimum Condition (assuming for this purpose it has not been amended in accordance with clause
(vi) of the proviso contained in Section 2.1(a)), notwithstanding that all other Tender Offer Conditions have been satisfied and (ii) the Company may require Sub to make a Subsequent Offer Period available to the holders of Ordinary Shares by extending the Offer on one occasion, for up to a maximum of twenty (20) Business Days. If at any expiration date of the Offer, (i) the number of Ordinary Shares validly tendered into and not withdrawn from the Offer, including all Ordinary Shares validly tendered and not withdrawn from the Offer by the Principal Shareholders (including, for this purpose the conditional surrender for conversion of, and tender of Ordinary Shares issuable upon conversion of, Preferred Shares in accordance with the Principal Shareholders Agreement) will result in the Minimum Condition being satisfied and (ii) all other Tender Offer Conditions have been satisfied or waived, Sub shall be obligated to accept for payment and pay for all such Ordinary Shares so tendered. If Sub accepts for payment any Ordinary Shares in the Offer, Parent or Sub shall pay for all of the Ordinary Shares tendered and not withdrawn in the Offer as soon as practicable after the scheduled expiration date of the Offer, as it may be extended pursuant to this Agreement, but in any event no later than the third (3rd) Business Day after the date Parent or Sub accept for payment such Ordinary Shares and shall pay for all Ordinary Shares tendered in the Subsequent Offer Period, if applicable, promptly after such Ordinary Shares are tendered.

         (c) As soon as reasonably practicable on the date the Offer is commenced, Parent and Sub shall file with the Commission a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain (included as an exhibit) or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and the related letter of transmittal (the "Letter of Transmittal") and summary advertisement, as well as all other information and exhibits required by law or pursuant to which the Offer will be made (which Schedule TO, Offer to Purchase, Letter of Transmittal, summary advertisement and such other information and exhibits, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the Commission or dissemination to the holders of the Ordinary Shares, as the case may be. The Offer Documents (x) shall comply in all material respects with the provisions of applicable federal securities laws and (y) on the date filed with the Commission and the date first published, sent or given to the holders of the Ordinary Shares, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they are made, except that no representation is made by Parent or Sub with respect to any information supplied by the Company expressly for inclusion in the Offer Documents. Each of Parent and Sub, on the one hand, and the Company, on the other hand, agrees to promptly correct any information provided by it for use in the Offer Documents if and to the extent that the Offer Documents shall be, or shall have become, false or misleading in any material respect, and Parent and Sub further agree to take all steps necessary to cause the Schedule TO as so corrected, to be filed promptly with the Commission and the other Offer Documents as so corrected to be disseminated to holders of the Ordinary Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Sub agrees to provide the Company and its counsel with information with respect to any oral comments and with copies of any written comments Parent and Sub or their counsel may receive from the Commission or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel a reasonable opportunity to participate in the response of Parent or Sub to such comments prior to delivery thereof to the Commission, including the opportunity to participate with Parent and Sub or their counsel in any discussions with the Commission or its staff. In conducting the Offer, Parent and Sub shall comply in all material respects with applicable federal securities laws, including, without limitation, the Exchange Act.

         Section 2.2 Company Actions. The Company hereby consents to the Offer and the Scheme of Arrangement and represents and warrants that:

         (a) Subject to Section 6.6, the Board of Directors of the Company (at a meeting duly called and held) by unanimous vote has (i) determined that the Transaction Documents and the transactions contemplated thereby, including the Offer, the Scheme of Arrangement and the Compulsory Acquisition provided for by this Agreement, are fair to and in the best interests of the Company and the holders of the Shares (other than, in the case of the transactions contemplated by the Principal Shareholders Agreement, the Principal Shareholders), (ii) approved the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby, including the Offer, the Scheme of Arrangement and the Compulsory Acquisition provided for by this Agreement, (iii) resolved, subject to Section 6.6 hereof, to recommend that the holders of Ordinary Shares accept the Offer and tender their Ordinary Shares pursuant to the Offer and that the holders of Shares approve the Scheme of Arrangement, if such approval is sought; and (iv) taken all other action necessary to render (and has refrained from taking any action which would not render) inapplicable to the Offer, the Scheme of Arrangement and the Compulsory Acquisition, and to the transactions contemplated by the Transaction Documents, (x) any applicable takeover statutes and (y) the Rights Agreement and the Rights.

         (b) J.P. Morgan Securities Inc. has delivered to the Board of Directors of the Company its opinion that the consideration to be received pursuant to the Offer and either the proposed Scheme of Arrangement or the proposed Compulsory Acquisition, as applicable, by the holders of Shares (other than Parent or any direct or indirect Subsidiary thereof) is fair, from a financial point of view, to such holders (other than, in the case of the transactions contemplated by the Principal Shareholders Agreement, the Principal Shareholders), subject to the assumptions and qualifications contained in such opinion (a complete and correct executed copy of such opinion has been, or promptly upon receipt thereof shall be, delivered to Parent for information purposes only, but such opinion shall not be addressed to Parent, nor shall Parent be entitled to rely thereon).

         (c) The Company shall file with the Commission, as soon as reasonably practicable on the date of the commencement of the Offer, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9"), containing the recommendations referred to in clause (a) of this Section 2.2 and shall disseminate the Schedule 14D-9 as required by the Exchange Act. Parent and Sub and their counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the Commission or dissemination to holders of the Ordinary Shares, as the case may be. The Schedule 14D-9 (x) shall comply in all material respects with the provisions of applicable federal securities laws on the date filed with the Commission and (y) on the date first published, sent or given to the holders of the Ordinary Shares, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they are made, except that no representation is made by the Company with respect to information supplied by Parent or Sub expressly for inclusion in the Schedule 14D-9. The Company, on the one hand, and each of Parent and Sub, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that the Schedule 14D-9 shall be, or shall have become, false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed promptly with the Commission and to be disseminated to holders of Ordinary Shares, in each case as and to the extent required by applicable federal securities laws. The Company agrees to provide Parent and its counsel with information with respect to any oral comments and with copies of any written comments the Company or its counsel may receive from the Commission or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall provide Parent and its counsel a reasonable opportunity to participate in the response of the Company to such comments prior to delivery thereof to the Commission, including the opportunity to participate with the Company or its counsel in any discussions with the Commission or its staff.

         (d) In connection with the Offer, the Company shall promptly furnish, or cause its transfer agent to furnish, Sub with mailing labels, security position listings and any available listing or computer list containing, as of the most recent practicable date, the names and addresses of the record holders of Shares and shall furnish Sub with such additional information (including, but not limited to, updated lists of holders of Shares and their addresses, mailing labels and lists of security positions) and such other assistance as Sub or its agents may reasonably request in communicating the Offer to the holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, the Compulsory Acquisition and the Scheme of Arrangement, Sub shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer, the Compulsory Acquisition and the Scheme of Arrangement and, if this Agreement is terminated, shall deliver to the Company all copies of such information in its possession.

         (e) The Company represents and warrants that it has been advised that each of its directors and executive officers intends to tender pursuant to the Offer all Ordinary Shares owned of record and beneficially by him or her except to the extent such tender would violate applicable securities laws.

         Section 2.3 Composition of the Board of Directors. (a) Promptly upon the acceptance for payment of, and payment by Sub for, Ordinary Shares pursuant to the Offer, Sub shall be entitled to designate, subject to Section 2.3(c) of this Agreement, up to such number of directors ("Parent Designees") on the Board of Directors of the Company, rounded up to the next whole number, as shall give Sub, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, representation on the Board of Directors of the Company equal to at least that number of directors which equals the product of the total number of directors on the Board of Directors of the Company (giving effect to the directors elected pursuant to this sentence) multiplied by a fraction, the numerator of which shall be the number of votes represented by the Ordinary Shares (determined on an as-converted basis assuming that all then-outstanding Preferred Shares owned by Parent and Sub are converted into Ordinary Shares) beneficially owned by Sub and Parent and the denominator of which shall be the aggregate number of votes represented by the Ordinary Shares (determined on an as-converted basis assuming that all then-outstanding Preferred Shares are converted into Ordinary Shares) then issued and outstanding, and the Company and its Board of Directors shall, at such time, take any and all such action necessary to cause Parent Designees to be appointed to the Board of Directors of the Company in such class of directors (if any) as shall ensure the longest possible term for such Parent Designees (including using commercially reasonable efforts to cause relevant directors to resign and/or increasing the size of the Board of Directors of the Company (subject to the limitations set forth in the Company's Memorandum of Association and the Company's Articles of Association)). The Company shall take all action required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1, promulgated thereunder, to effect the election of such Parent Designees, including (i) mailing to its shareholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder or (ii) including such information in the Schedule 14D-9 filed with the Commission and distributed to the shareholders of the Company, and the Company agrees to make such mailing so long as Sub shall have provided to the Company, on a timely basis, all information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder with respect to the Parent Designees. Parent and Sub shall be solely responsible for any information with respect to either of them and their nominees, officers, directors and Affiliates required by Section 14(f) and Rule 14f-1. Upon acceptance for payment of Ordinary Shares pursuant to the Offer (the date Ordinary Shares are first accepted for payment, the "Acceptance Date"), the Company, if so requested, shall use its commercially reasonable efforts to cause Persons designated by Parent to constitute the same percentage of each committee of its Board of Directors, each Board of Directors of each Subsidiary and each committee of each such Board of Directors (in each case to the extent of the Company's ability to elect such Persons) as the percentage of the full Board of Directors of the Company that the Parent Designees constitutes.

         (b) The provisions of Section 2.3(a) are in addition to, and shall not limit any, rights which Parent, Sub or any of their respective Affiliates may have as holders or beneficial owners of Shares as a matter of applicable law with respect to the election of directors or otherwise.

         (c) Notwithstanding the other provisions of this Section 2.3, the parties hereto shall use their respective commercially reasonable efforts to ensure that at least two (2) of the members of the Board of Directors shall, at all times prior to: (i) if Parent or Sub requests a Scheme of Arrangement pursuant to Section 3.1(a) hereof, the earlier to occur of (A) the Scheme

Effective Time or (B) the date on which either (x) the Court declines to sanction the Scheme of Arrangement, (y) the Company's shareholders do not approve the Scheme of Arrangement at any meeting duly called for such purpose or
(z) Parent and Sub abandon the Scheme of Arrangement; (ii) if Parent and Sub are required to effect a Compulsory Acquisition pursuant to Section 6.4, the earlier to occur of (A) the date of completion of the Compulsory Acquisition (the "Compulsory Completion Date") or (B) the date on which either (x) the Court, pursuant to an application made by a dissenting shareholder, grants an order preventing the acquisition of the applicant's shares pursuant to Section 88 of the Companies Law or (y) Parent and Sub abandon the Compulsory Acquisition; and
(iii) the date which is thirty (30) Business Days after the Acceptance Date if Parent and Sub are not required to effect a Compulsory Acquisition pursuant to
Section 6.4 and Parent or Sub does not request a Scheme of Arrangement pursuant to Section 3.1 on or before such date, (the applicable date being referred to herein as the "Discontinuance Date"), be Persons who are directors of the Company on the date hereof (the "Continuing Directors"), provided that, if there shall be in office less than two (2) Continuing Directors, the Board of Directors may cause the Person designated by the remaining Continuing Director or Continuing Directors to fill such vacancy, and such Person shall be deemed to be a Continuing Director for all purposes of this Agreement, or if no Continuing Directors then remain, the other directors of the Company then in office shall designate two (2) Persons to fill such vacancies who will not be officers, employees or Affiliates of the Company or Parent, and such Persons shall be deemed to be Continuing Directors for all purposes of this Agreement. Following the election or appointment of the Parent Designees pursuant to this Section 2.3 and prior to the Discontinuance Date, any amendment of this Agreement, any proposal to shareholders to amend the Company's Memorandum of Association or the Company's Articles of Association, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent and Sub or waiver of any of the Company's rights hereunder, and any other consent or action by the Company hereunder, shall require the concurrence of a majority of the Continuing Directors, if there are more than two (2) Continuing Directors, or the concurrence of one (1) Continuing Director, if there are two (2) Continuing Directors. In connection therewith, the Continuing Directors shall be authorized, on behalf and at the expense of the Company, to retain financial and legal advisors.

                                  ARTICLE III

                            THE SCHEME OF ARRANGEMENT

         Section 3.1 The Scheme of Arrangement. (a) Subject to Section 6.4, promptly following the Acceptance Date and, if applicable, the Subsequent Offer Period, or the expiration of the Offer without the purchase of any Ordinary Shares thereunder, (A) if the Offer has remained open for a minimum of twenty
(20) Business Days, plus any extension of the expiration date of the Offer (up to an additional ten (10) days) that has been required by the Company in accordance with Section 2.1, and (B) if requested by Parent or Sub, in its sole discretion, the Company shall, unless precluded from doing so by any applicable law, or otherwise agreed to in writing by Sub, take the respective actions set forth in this Article III to effectuate the Scheme of Arrangement, subject to the terms and conditions herein.

               (b) On the Scheme Effective Date at the Scheme Effective Time, and upon the terms and subject to the conditions hereof, and subject to the Grand Court of the Cayman Islands

(the "Court") exercising its discretion and sanctioning the Scheme of Arrangement (the "Scheme of Arrangement") pursuant to Section 86(2) of the Companies Law (2001 Second Revision), as amended, of the Cayman Islands (the "Companies Law") and making such facilitating orders as are appropriate pursuant to Section 87 of the Companies Law, all of the issued share capital of the Company shall be transferred to Sub.

         Section 3.2 Application to the Court; Effective Time of the Scheme of Arrangement; Scheme of Arrangement Closing. (a) Subject to Section 6.4, promptly following the Acceptance Date and, if applicable, the Subsequent Offer Period, or the expiration of the Offer without the purchase of any Ordinary Shares thereunder, (A) if the Offer has remained open for a minimum of twenty (20) Business Days, plus any extension of the expiration date (up to an additional ten (10) days) that has been required by the Company in accordance with Section 2.1, and (B) if requested by Parent or Sub, in its sole discretion and in accordance with applicable law, the Company shall (i) cause an application to be made to the Court requesting the Court to summon such class meetings of shareholders of the Company as the Court may direct ("Shareholders' Meetings"),
(ii) if directed by the Court, convene such Shareholders' Meetings seeking the approval required under Section 86(2) of the Companies Law and (iii) subject to such approvals being obtained, cause a petition to be presented to the Court seeking the sanctioning of a Scheme of Arrangement pursuant to Section 86 of the Companies Law and file such other documents as are required to be duly filed with the Court to effect the Scheme of Arrangement. The Company shall, if necessary, hold an extraordinary general meeting of its shareholders, subject to the Scheme of Arrangement taking full force and effect, to approve and adopt new Articles of Association of the Company that shall be substantially identical to Sub's articles of association, except as otherwise required by Section 6.9 hereof. In furtherance of the foregoing, the Company shall take all action necessary to solicit from its shareholders proxies, and shall take all other action necessary and advisable to secure the vote of shareholders required by the Companies Law and by the Memorandum of Association of the Company or the Articles of Association of the Company to obtain approval of the Scheme of Arrangement. Except as provided in Section 6.6 of this Agreement, the Board of Directors of the Company shall recommend that the holders of Shares vote in favor of the approval of the Scheme of Arrangement at the Shareholders' Meetings, and, except as provided in Section 6.6, the Company agrees that it shall include in the Proxy Statement the recommendation of its Board of Directors that the shareholders of the Company adopt this Agreement and approve the Scheme of Arrangement. Parent shall cause all Shares owned by Parent and its direct and indirect Subsidiaries (including Sub) to be voted in favor of approval of such Scheme of Arrangement.

               (b) As promptly as practicable following Parent's request, the Company shall promptly prepare and file with the Commission a preliminary proxy statement or information statement (together with any amendment or supplement thereto, the "Proxy Statement") and shall promptly use its commercially reasonable efforts to respond to the comments of the Commission, if any, in connection therewith and to furnish all information regarding the Company that is required in the definitive Proxy Statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants). Parent, Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Sub shall furnish to the Company for inclusion in the Proxy Statement the information relating to it required by the Exchange Act to be set forth in the Proxy Statement. The Company shall cause the definitive

Proxy Statement to be mailed to the shareholders of the Company and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. The Company shall not use any proxy material in connection with the meeting of its shareholders without Parent's prior approval, except as required by law or the Commission.

               If deemed necessary or advisable by Parent, for purposes of the hearing by the Court of the petition to sanction the Scheme of Arrangement, the parties shall hold a pre-closing (the "Scheme Pre-Closing") on the Business Day prior to the day of such hearing (or such earlier time as reasonably requested by Parent if necessary to prepare and file any affidavit in connection with such hearing) for the purpose of determining which of the conditions set forth in
Article VII are satisfied as of such date, it being understood that the determination that any such condition is satisfied as of such date shall not constitute a determination or agreement by any party that such condition is satisfied as of the Scheme Closing Date. The Scheme Pre-Closing shall be held at a location designated by Parent.

               (c) As soon as practicable after receipt of an order from the Court sanctioning the Scheme of Arrangement, the parties shall convene at a location designated by Parent for the purpose of confirming the satisfaction of the conditions set forth in Article VII (the "Scheme Closing Date"). The closing of the Scheme of Arrangement (the "Scheme Closing") shall be deemed to occur if all conditions set forth in Article VII are satisfied (other than any such condition which has been waived) and all of the actions described in this
Article III that are necessary to consummate a Scheme of Arrangement have occurred. The Company, Parent and Sub acknowledge and agree that all the conditions set forth in Article VII must be satisfied (or waived) as of such time, and all of the actions described in this Article III that are necessary to consummate a Scheme of Arrangement shall have occurred as of such time, whether or not any such condition was determined to be satisfied or occurred as of the Scheme Pre-Closing, if held.

               (d) As soon as practicable following the Scheme Closing, the Company shall cause a copy of the Court order sanctioning the Scheme of Arrangement to be duly delivered to the Registrar of Companies of the Cayman Islands (the "Registrar") and the Scheme of Arrangement shall become effective as soon as a copy of the Court order sanctioning the Scheme of Arrangement has been duly delivered to the Registrar for registration and the order and minutes have been registered by him (the date of such registration being the "Scheme Effective Date" and the time of such registration being the "Scheme Effective Time").

               (e) Notwithstanding paragraph (d), if the Company and Parent so agree in writing, and the same is consistent with any order of the Court sanctioning the Scheme of Arrangement, the Company shall cause a copy of the order to be delivered to the Registrar prior to the Scheme Closing, and the Scheme Closing shall be held as soon as practicable thereafter, in which case the Scheme of Arrangement shall become effective only after both (i) a copy of the Court order sanctioning the Scheme of Arrangement is delivered to the Registrar for registration and the order and minutes have been registered by the Registrar and (ii) the Scheme Closing shall have occurred. In such case, notwithstanding paragraph (d), for all purposes hereunder, the Scheme Effective Date shall be the date on which the Scheme Closing shall have occurred and the Scheme Effective Time shall be the time at which the Scheme Closing is deemed by the parties to be completed.

               (f) As of the Scheme Effective Time, the Company shall be a directly wholly owned Subsidiary of Sub.

         Section 3.3 Terms of the Scheme: Transfer of Share Capital. (a) At the Scheme Effective Time, by virtue of the Scheme of Arrangement:

                    (i) Each Ordinary Share (and the associated Rights) issued and outstanding immediately prior to the Scheme Effective Time (other than Ordinary Shares (and the associated Right) which are held by any wholly-owned Subsidiary of the Company or in the treasury of the Company, or which are held, directly or indirectly, by Parent or any Subsidiary of Parent (including Sub) (the "Scheme Ordinary Shares") shall be, by virtue of the Scheme of Arrangement and without any action required by the holder thereof (the "Holder"), transferred to Sub in consideration for U.S.$45.00 in cash per Scheme Ordinary Share transferred ("Ordinary Cash Consideration").

                    (ii) Each Preferred Share issued and outstanding immediately prior to the Effective Time (other than Preferred Shares which are held by any wholly-owned Subsidiary of the Company or in the treasury of the Company, or which are held, directly or indirectly, by Parent or any Subsidiary of Parent (including
               Sub)) (the "Scheme Preferred Shares" and together with the Scheme Ordinary Shares, the "Scheme Shares") shall be, by virtue of the Scheme of Arrangement and without any action required by the Holder thereof, transferred to Sub in consideration for U.S.$180.00 in cash per Scheme Preferred Share, plus any accumulated and unpaid dividends thereon through the Scheme Effective Date (the "Preferred Cash Consideration" and together with the Ordinary Cash Consideration, the "Cash Consideration").

               (b) At the Scheme Effective Time, regardless of whether a certificate for Scheme Shares shall be surrendered for exchange, all certificates for Scheme Shares shall be deemed cancelled and the holders thereof shall cease to have any rights by virtue thereof, other than to receive the Cash Consideration set forth herein. All Cash Consideration paid upon the deemed cancellation of certificates for Scheme Shares shall be deemed to have been paid in full satisfaction of all rights pertaining to such Scheme Shares.

         Section 3.4 Terms of the Scheme of Arrangement; Payment. (a) Subject to and by virtue of the order of the Court under Section 86(2) of the Companies Law sanctioning the Scheme of Arrangement, the terms of the Scheme of Arrangement and the provisions for cancellation or surrender of the certificates representing the Scheme Shares shall be as set forth in the Scheme of Arrangement.

               (b) Prior to the Scheme Effective Time, Parent or Sub shall designate a bank or trust company reasonably satisfactory to the Company to act as exchange agent in connection with the transactions contemplated hereby (the "Exchange Agent").

               (c) At the Scheme Effective Time, Parent or Sub shall provide the Exchange Agent in immediately available funds in U.S. dollars all funds necessary to pay the Cash Consideration (the "Payment Fund"). As soon as possible after the Scheme Effective Time, and in no event later than five (5) Business Days after the Scheme Effective Date, Parent or Sub shall, or shall cause the Exchange Agent, to send to each Holder at the address appearing in the register of members of the Company (the "Registered Address") on the date immediately preceding the Scheme Effective Date (the "Record Date") a bank cheque in immediately available funds in U.S. dollars representing each such Holder's Cash Consideration. The payment required to be sent by Parent or Sub, or the Exchange Agent on their behalf, to the Holders pursuant to the Scheme of Arrangement shall be sent by mail with postage prepaid, addressed to the Holders entitled thereto at their respective Registered Address, and Parent and Sub shall not be responsible for any loss or delay in transmission posted in accordance with this Section 3.4(c). No interest shall be paid or accrued on the Cash Consideration. Until the monies held in the Payment Fund are paid to the Holders in accordance with this Section 3.4(c), Parent and Sub shall cause the Exchange Agent to invest the Payment Fund as directed by them. All earnings on investments made with the Payment Fund shall be paid to Parent or, at its direction, to Sub. If for any reason the Payment Fund is inadequate to pay the amounts to which Holders are entitled under this Section 3.4(c), Sub shall, and Parent shall cause Sub to, promptly restore such amount of inadequacy to the Payment Fund, and in any event shall be fully liable for payment thereof. Any portion of the Payment Fund that remains undistributed to the Holders for nine months after the Scheme Effective Time shall be delivered to Sub, upon demand, and any Holder who has not theretofore complied with this Article III shall thereafter look only to the Parent for payment of its claim for Cash Consideration.

               (d) The Exchange Agent shall be entitled to deduct and withhold from the Cash Consideration otherwise payable to any Holder pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under any law.

         Section 3.5 Stock Option and Other Plans. (a) The Company may provide and, if requested by Parent, shall provide to the extent permitted by applicable law and the provisions of the applicable Options and Stock Plans, that all outstanding stock options and other rights to purchase Ordinary Shares (the "Options") heretofore granted under any stock option or similar plan of the Company (the "Stock Plans") or otherwise shall vest and be fully exercisable, effective immediately prior to expiration of the Offer which results in an Acceptance Date if the Option holder (i) tenders all Options held by such holder for exercise (conditioned only upon occurrence of the Acceptance Date) and tenders and does not withdraw all Ordinary Shares issued upon exercise of such Options in the Offer or (ii) irrevocably surrenders all Options held by such holder to the Company between the final expiration date of the Offer (including any Subsequent Offer Period) if an Acceptance Date occurs with respect to the Offer and the earlier of the Compulsory Completion Date and the Scheme Effective Time for cancellation in exchange for a Cash Option Payment as provided in
Section 3.5(c) hereof.

               (b) The Company may make arrangements and, if requested by Parent, shall make such arrangements to the extent permitted by applicable law and the provisions of the applicable Options and Stock Plans, to permit holders of Options to conditionally exercise their Options and tender all Ordinary Shares issued upon exercise thereof in the Offer. The Company, Parent and Sub agree that Sub shall accept as validly tendered pursuant to the Offer all Ordinary Shares which are to be issued pursuant to the Conditional Option Exercise (as defined below). "Conditional Option Exercise" shall mean the exercise of all Options that are duly surrendered to the Company for exercise, conditional only on the occurrence of the Acceptance Date, and accompanied by appropriate irrevocable instructions that the Ordinary Shares issuable upon such exercise shall be deemed to be exercised immediately prior to the expiration of the Offer and properly tendered to Sub pursuant to the terms of the Offer and not withdrawn.

               (c) From and after the Acceptance Date until the earlier of the Compulsory Completion Date and the Scheme Effective Time, the Company may permit, with Parent's prior approval, and, if requested by Parent, shall permit, to the extent permitted by applicable law and the provisions of the applicable Options and Stock Plans, each holder of an outstanding Option, in cancellation and settlement therefor, to receive payments from the Company in cash (the "Cash Option Payment") equal to the product of (x) the total number of Ordinary Shares subject to such Option, whether or not then vested or exercisable, and (y) the amount by which the Ordinary Share Offer Price exceeds the exercise price per Ordinary Share subject to such Option, each such Cash Option Payment to be paid to each holder of an outstanding Option upon (i) surrender to the Company of the Option and (ii) an appropriate surrender and release agreement providing that such surrender and payment of the Cash Option Payment shall be deemed a release of any and all rights the holder had or may have had in respect of such Option. Notwithstanding any other provision of this Section 3.5 to the contrary, payment of the Cash Option Payment may be withheld with respect to any Option until necessary consents and releases are obtained.

               (d) Upon the earlier of the Scheme Effective Time or the Compulsory Completion Date, to the extent permitted by applicable law and the provisions of the applicable Options and Stock Plans, the Company shall permit each holder of an outstanding Option, in cancellation and settlement therefor, to receive Cash Option Payments equal to the product of (x) the total number of Ordinary Shares subject to such Option, whether or not then vested or exercisable, and (y) the amount by which the Ordinary Share Offer Price exceeds the exercise price per Ordinary Share subject to such Option, each such Cash Option Payment to be paid to each holder of an outstanding Option upon (i) surrender to the Company of the Option and (ii) an appropriate surrender and release agreement providing that such surrender and payment of the Cash Option Payment shall be deemed a release of any and all rights the holder had or may have had in respect of such Option. Notwithstanding any other provision of this
Section 3.5 to the contrary, payment of the Cash Option Payment may be withheld with respect to any Option until necessary consents and releases are obtained.

               (e) Subject to the rights of holders of Options under Section 3.5(d), the Board of Directors of the Company (or, if appropriate, any committee thereof) shall use its best efforts to obtain all necessary consents and releases from all of the holders of all the outstanding Options, and shall use its best efforts, to the extent permitted without resulting in a breach or violation thereof, to take all actions to (i) terminate, at the earlier of the Compulsory Completion Date or the Scheme Effective Time, the Stock Plans and Options and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the share capital of the Company or any Affiliate thereof (collectively with the Stock Plans, referred to as the "Stock Incentive Plans") and (ii) amend, as of the earlier of the Compulsory Completion Date or the Scheme Effective Time and to the extent therein allowed, the provisions of any other Employee Benefit Plan providing for the issuance, transfer or grant of any share capital of the Company or any such Affiliate, or any interest in respect of any share capital of the Company or any such Affiliate, to provide no continuing rights to acquire, hold, transfer or grant any share capital of the Company or any such Affiliate or any interest in the share capital of the Company or any such Affiliate.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Section 4 Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Sub as follows:

         Section 4.1 Due Organization, Good Standing and Corporate Power. Each of the Company and its Subsidiaries is a corporation duly incorporated (or, if not a corporation, duly organized), validly existing and in good standing under the laws of the jurisdiction of its incorporation (or, if not a corporation, organization) and each such Person has all requisite corporate, partnership or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing has not had, does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has, prior to the date of this Agreement, made available to Parent complete and correct copies of the Company's current Memorandum of Association, as amended, and current Articles of Association and the comparable governing documents of each of its material Subsidiaries, in each case as amended and in full force and effect as of the date of this Agreement.

         Section 4.2 Authorization and Validity of this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Principal Shareholders Agreement, to perform its obligations hereunder, and thereunder and (subject to the approval of the shareholders of the Company if required by the Companies Law) to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Principal Shareholders Agreement by the Company, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized and approved by its Board of Directors, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the Principal Shareholders Agreement by the Company and the consummation of the transactions contemplated hereby and thereby (subject to the approval of the shareholders of the Company if required by the Companies Law). This Agreement and the Principal Shareholders Agreement have been duly executed and delivered by the Company and, assuming that this Agreement and the Principal Shareholders Agreement constitute valid and binding obligations of Parent and Sub, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         Section 4.3 Capitalization. The authorized share capital of the Company consists of (a) 200,000,000 Ordinary Shares and (b) 20,000,000 other Shares, par value $0.01 per share, of which 11,000,000 have been authorized as Preferred Shares and 200,000 have been authorized as Series A Junior Participating Preference Shares. At the close of business on July 5, 2001, (i) 37,500,375 Ordinary Shares were outstanding, (ii) 5,180,265 Preferred Shares were outstanding, (iii) no Series A Junior Participating Preference Shares were outstanding, (iv) no Shares were held by the Company in its treasury and (v) 6,013,818 Ordinary Shares were subject to issuance upon exercise of outstanding Options. At the close of business on July 5, 2001, 5,180,265 Preferred Shares were convertible into 20,721,060 Ordinary Shares. All issued and outstanding shares of the capital of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to, nor were issued in violation of, any preemptive rights. Except as set forth above or on Schedule 4.3(b) of the Company Disclosure Letter, there are no outstanding or authorized options, warrants, rights, subscriptions, agreements, obligations, convertible or exchangeable securities, or other commitments or claims of any character, contingent or otherwise, relating to Shares of capital of the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue Shares of its capital or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any Shares of the capital of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has authorized or outstanding bonds, debentures, notes or other indebtedness which entitle the holders to vote (or convertible or exercisable for or exchangeable into securities which entitle the holders to vote) with the shareholders of such Person on any matter. Except as set forth on Schedule 4.3(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any Shares of capital or other equity, ownership or proprietary interest in any Person (other than any Subsidiary of the Company). Except as set forth on Schedule 4.3(d) of the Company Disclosure Letter, all of the outstanding shares of capital of each of the Subsidiaries of the Company are owned, of record and beneficially, by the Company or one or more of its Subsidiaries free and clear of any liens, security interest, charge or encumbrance of any kind or nature (each, a "Lien"). Except as set forth on Schedule 4.3(e) of the Company Disclosure Letter, there are no restrictions of any kind which prevent or restrict the payment of dividends by the Company or any of its Subsidiaries. At the close of business on June 30, 2001, the consolidated long-term debt (including current maturities) of the Company and its Subsidiaries was $500,017,000. As of July 5, 2001, the aggregate amount of accumulated and unpaid dividends with respect to the Preferred Shares was $402,909.50.

         Section 4.4 Consents and Approvals; No Violations. Assuming (i) the filings required under the Antitrust Laws are made and the applicable waiting periods thereunder have been terminated or have expired, (ii) the requirements of the Exchange Act relating to the Proxy Statement, if any, and the Offer are met, (iii) the filing of the documents relating to the Scheme of Arrangement, if any, as required by the Companies Law, are made, (iv) approval of the Scheme of Arrangement by the shareholders of the Company is received, (v) all approvals or sanctions by the Court in accordance with the Companies Law in connection with the transactions contemplated by the Transaction Documents have been obtained and (vi) all filings and notices with the New York Stock Exchange have been made, the execution and delivery of this Agreement and the Principal Shareholders Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby shall not: (w) violate or conflict with any provision of the Company's Memorandum of Association or the Company's Articles of Association or the comparable governing documents of any of its Subsidiaries; (x) violate or conflict with any statute, ordinance, rule, regulation, order or decree of any court or of any Governmental Entity applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound; (y) except as set forth on Schedule 4.4 of the Company Disclosure Letter, require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity; or (z) except as set forth on Schedule 4.4 of the Company Disclosure Letter, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation, payment or acceleration or any right which becomes effective upon the occurrence of a merger, amalgamation, scheme of arrangement, consolidation or change of control under), result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit or any right which becomes effective upon the occurrence of a merger, amalgamation, scheme of arrangement, consolidation or change of control under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit, agreement, contract, arrangement, lease, franchise agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which any such Person or any of its properties or assets are bound, other than in the case of clauses (x), (y) and (z), any such violation, breach, conflict, default, right of termination, cancellation, payment, acceleration, other right or failure to make any filing or obtain any Permit, consent or approval of, or give notice to, any Governmental Entity that has not had, does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 4.5 Company Reports and Financial Statements. Since December 31, 1998, the Company (including any predecessor entity) and its Subsidiaries have filed all forms, reports, schedules, statements, registration statements and other documents with the Commission relating to periods commencing on or after such date required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder (such forms, reports, schedules, statements, registration statements and other documents being hereinafter referred to as the "Commission Filings"), and, as of their respective dates, the Commission Filings complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. The Company has, prior to the date of this Agreement, made available to Parent true and complete copies of all portions of any Commission Filings not publicly available. As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as set forth on Schedule 4.5 of the Company Disclosure Letter, each of the consolidated financial statements of the Company and its consolidated Subsidiaries contained in the Commission Filings have been prepared in accordance with GAAP (except (i) as may be indicated therein or in the notes or schedules thereto and (ii) in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the Commission) and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year end audit adjustments and any other adjustments described therein). The Company has heretofore provided Parent with true and correct copies of any amendments and/or modifications to any Commission Filings which have not yet been filed with the Commission but that are, to the knowledge of the Company, required to be filed with the Commission in accordance with applicable federal securities laws and the Commission rules and regulations promulgated thereunder.

         Section 4.6 Absence of Certain Changes. Except as set forth on Schedule
4.6 of the Company Disclosure Letter or in the Completed Commission Filings or as required or permitted by the Transaction Documents, since December 31, 2000 to the date of this Agreement, (i) there has been no Material Adverse Effect on the Company or, to the knowledge of the Company, any event, change, occurrence, effect, fact, violation or circumstances that could reasonably be expected to have a Material Adverse Effect on the Company, (ii) the businesses of the Company and each of its Subsidiaries have been conducted only in the ordinary course, (iii) neither the Company nor any of its Subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement outside the ordinary course of business, (iv) neither the Company nor any of its Subsidiaries have increased the compensation of any officer or granted any general salary or benefits increase to their respective employees, other than in the ordinary course of business, (v) neither the Company nor any of its Subsidiaries has taken any action referred to in Section 6.3 hereof, (vi) there has been no declaration, setting aside or payment of any dividend or other distribution with respect to any class of Shares or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any Shares or other securities of the Company or any of its Subsidiaries and (vii) there has been no change by the Company in accounting principles, practices or methods.

         Section 4.7 Title to Properties; Encumbrances. Except as set forth in
Schedule 4.7 of the Company Disclosure Letter, the Company and each of its Subsidiaries has (i) in the case of properties that are not Oil and Gas Properties, good, valid and marketable title to, (ii) in the case of Oil and Gas Properties, good title to, or (iii) in the case of leased properties and assets, valid leasehold interests in, (A) all of its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of December 31, 2000, contained in the Commission Filings, except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as of December 31, 2000, contained in the Commission Filings, which have been sold or otherwise disposed of in the ordinary course of business after such date, and except where the failure to have such (i) good, valid and marketable title; (ii) good title or (iii) valid leasehold interest (as the case may be) has not had, does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and
(B) all the tangible properties and assets purchased by the Company and any of its Subsidiaries since December 31, 2000, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business and except where the failure to have such (i) good, valid and marketable title,
(ii) good title or (iii) valid leasehold interest (as the case may be) has not had, does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; in each case subject to no Liens, except for (x) Liens reflected or reserved against in the Completed Commission Filings, (y) such Liens which have not had, do not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and (z) customary oil and gas arrangements.

         Section 4.8 Compliance with Laws. (a) Except as set forth on Schedule
4.8 of the Company Disclosure Letter or in the Completed Commission Filings or except where the failure to so comply has not had, does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries have complied with all applicable federal, state, local and foreign statutes, laws, regulations, orders, judgments and decrees, and as of the date of this Agreement have not received notification of any asserted present failure to so comply.

               (b) The Company and its Subsidiaries hold all federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Entities (the "Permits") that are necessary for the operation of the business of the Company and/or its Subsidiaries as now conducted, and there has not occurred any default under any such Permit, except as set forth on Schedule 4.8 of the Company Disclosure Letter or except to the extent that any such failure to hold Permits and any such default has not had, does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 4.9 Litigation. Except as set forth in Schedule 4.9 of the Company Disclosure Letter or in the Completed Commission Filings, as of the date of this Agreement

               (a) there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Company any investigation by) any Governmental Entity, pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, or any of their respective properties or rights which has had, has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

               (b) there are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of the Company, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement; and

               (c) neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had, has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 4.10 Employee Benefit Plans. (a) Set forth on Schedule 4.10(a) of the Company Disclosure Letter is an accurate and complete list of each domestic employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), whether or not subject to ERISA, and each stock option, stock appreciation right, restricted stock, stock purchase, stock unit, performance share, incentive, bonus, profit-sharing, savings, deferred compensation, health, medical, dental, life insurance, disability, accident, supplemental unemployment or retirement, employment, severance or salary or benefits continuation, change in control, "parachute payment," or fringe benefit plan, program, arrangement, agreement or commitment maintained by the Company or any Affiliate thereof (including, for this purpose and for the purpose of all of the representations in this Section 4.10, any predecessors to the Company or its Affiliates and all employers (whether or not incorporated) that would, as of the Acceptance Date, Compulsory Completion Date, Scheme Closing, or termination of this Agreement pursuant to Section 8.1, be treated together with the Company, any such Affiliate and/or the shareholder as a single employer within the meaning of
Section 414 of the Code) or to which the Company or any Affiliate thereof contributes (or has any obligation to contribute), has any liability or is a party (collectively, the "Employee Benefit Plans").

               (b) except as set forth in Schedule 4.10(b) of the Company Disclosure Letter, (i) each Employee Benefit Plan is in substantial compliance with all applicable laws (including, without limitation, ERISA and the Code) and has been administered and operated in all material respects in accordance with its terms; (ii) each Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received, on or after December 31, 1993, a favorable determination letter from the Internal Revenue Service or the remedial amendment period for applying for such a favorable determination letter is open and, to the knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination; (iii) no Employee Benefit Plan covered by Title IV of ERISA has been terminated and no proceedings have been instituted to terminate or appoint a trustee under Title IV of ERISA to administer any such plan; (iv) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Benefit Plan covered by Title IV of ERISA;
(v) no Employee Benefit Plan (other than any Employee Benefit Plan which is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan")) subject to Section 412 of the Code or Section 302 of ERISA has incurred any accumulated funding deficiency within the meaning of
Section 412 of the Code or Section 302 of ERISA, or obtained a waiver of any minimum funding standard or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA; (vi) neither the Company nor any of its Affiliates has during the past six years maintained or contributed to or had any obligation to contribute to or borne liability with respect to a Multiemployer Plan except where such maintenance, contribution, obligation, or liability has not had, has not, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; (vii) no Employee Benefit Plan is a "multiple employer plan" (within the meaning of the Code or ERISA); (viii) the Company and each such Affiliate have made adequate provisions in accordance with GAAP in their financial statements for all obligations and liabilities which have accrued under any Employee Benefit Plans, but which have not been paid because they are not yet due under the terms of any such Employee Benefit Plan or any related agreement or applicable law, and, to the knowledge of the Company, no event has occurred or condition exists that would reasonably be expected to result in a material increase in the level of such amounts paid or accrued for the most recently ended fiscal year; (ix) neither the Company nor any of its Affiliates has incurred or expects to incur any material liability (including, without limitation, additional contributions, fines, taxes or penalties) as a result of a failure to administer or operate any Employee Benefit Plan that is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code ("COBRA"); (x) no Employee Benefit Plan provides for post-employment or retiree health, life insurance or other welfare benefits (except to the extent required by COBRA);
(xi) except with regard to any payment made pursuant to any Employee Benefit Plan, employment agreement or change in control agreement set forth on Schedule
6.12 of the Company Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, which (either alone or upon the occurrence of any additional or subsequent event) shall or may result in any payment, "parachute payment" (as such term is defined in Section 280G of the Code), severance, bonus, retirement or job security or similar-type benefit, or increase any benefits or accelerate the payment or vesting of any benefits to any employee or former employee or director of the Company or any of its Affiliates; (xii) except with regard to any Employee Benefit Plan, employment agreement or change in control agreement set forth on Schedule 6.12 of the Company Disclosure Letter, no Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits; (xiii) as of the date of this Agreement, no liability, claim, action, litigation, audit, examination, investigation or administrative proceeding has been made, commenced or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course) which could result in a material liability of the Company or any Affiliate thereof; (xiv) except as required to maintain the tax-qualified status of any Employee Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan; (xv) neither the Company nor any of its Affiliates maintains any stock appreciation rights plan or has any outstanding stock appreciation rights or has issued any other rights or interests in respect of the Company or any Affiliate other than interests in the Company's 401(k) Savings Plan, any Options and any outstanding Ordinary Shares; (xvi) each "Foreign Pension Plan," meaning any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code, (A) has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (B) has been operated such that all contributions required to be made with respect to such plan have been timely made, (C) has not been operated such that the Company or any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from such plan, and (D) had accrued benefit liabilities the present value of which (whether or not vested) determined as of the end of the Company's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such plan allocable to such benefit liabilities, except to the extent (x) a failure to comply, to maintain, or to make a contribution, (y) a termination or a withdrawal, or (z) any underfunding has not had, has not, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; (xvii) the actuarial present value of the accumulated plan benefits (whether or not vested) under each Employee Benefit Plan covered by Title IV of ERISA (other than any Employee Benefit Plan which is a Multiemployee Plan) as of the close of its most recent plan year did not exceed the market value of the assets allocable thereto; and (xviii) neither the company nor any of its Affiliates has any unfunded liabilities pursuant to any Employee Benefit Plan which is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is not intended to be qualified under section 401(a) of the Code.

               (c) The Company has delivered or caused to be delivered or made available to Parent or its counsel true and complete copies of each Employee Benefit Plan, together with all amendments thereto, and, to the extent applicable, (i) all current summary plan descriptions; (ii) the annual report on Internal Revenue Service Form 5500-series, including any attachments thereto, for each of the last three plan years; and (iii) the most recent determination letter, if any, for any Employee Benefit Plan maintained pursuant to Section 401(a) of the Code.

         Section 4.11 Employment Relations and Agreements. Except as set forth on Schedule 4.11 of the Company Disclosure Letter or in the Completed Commission Filings and except for those matters which have not had, do not have and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, as of the date of this Agreement, (i) each of the Company and its Subsidiaries is in substantial compliance with all federal, foreign, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice as determined by the National Labor Relations Board ("NLRB"); (ii) as of the date of this Agreement, no material unfair labor practice charge or complaint against the Company or any of its Subsidiaries is pending before the NLRB or an equivalent tribunal under applicable foreign law; (iii) as of the date of this Agreement, there is no labor strike, slowdown, stoppage or material dispute pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries; (iv) as of the date of this Agreement, no representation question exists respecting the employees of the Company or any of its Subsidiaries; (v) as of the date of this Agreement, no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries is or has been a party to a collective bargaining agreement; (vi) as of the date of this Agreement, no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is pending and no claim thereunder exists or, to the Company's knowledge, is threatened with respect to the Company's or its Subsidiaries' operations; (vii)) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has any Equal Employment Opportunity Commission charges or other claims of employment discrimination pending or, to the Company's knowledge, currently threatened against the Company or any such Subsidiary; (viii) as of the date of this Agreement, no wage and hour department investigation of the Company or any of its Subsidiaries is pending; (ix) no occupational health and safety claims against the Company or any of its Subsidiaries is pending; (x) the Company and each of its Subsidiaries is in compliance in all material respects with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended, and all related regulations promulgated thereunder (the "Immigration Laws"); and (xi) there has been no "mass layoff" or "plant closing" by the Company as defined in the Federal Workers Adjustment Retraining and Notification Act ("WARN") or state law equivalent, or any other mass layoff or plant closing that would trigger notice pursuant to WARN or state law equivalent, within ninety (90) days prior to earliest of the Acceptance Date, Compulsory Completion Date, Scheme Effective Date and the termination of this Agreement pursuant to Section 8.1. As of the date of this Agreement, the Company and its Subsidiaries is not the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor, as of the date of this Agreement, have they been warned, fined or otherwise penalized by reason of any such failure to comply with the Immigration Laws, nor is any such proceeding pending or, to the Company's knowledge, threatened. Except as set forth on Schedule 4.11 of the Company Disclosure Letter or the Completed Commission Filings, as of the date of this Agreement, there exist no employment, consulting, severance, indemnification agreements or deferred compensation agreements between the Company and any director, officer or employee of the Company or any agreement that would give any Person the right to receive any payment from the Company as a result of the Offer, the Scheme of Arrangement or a Compulsory Acquisition.

         Section 4.12 Taxes. Except as set forth on Schedule 4.12 of the Company Disclosure Letter:

               (a) Tax Returns. The Company and each of its Subsidiaries has timely filed or caused to be timely filed or shall file or cause to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports for Taxes (as hereinafter defined) (the "Returns") that are required to be filed by, or with respect to, the Company and its Subsidiaries on or prior to the earliest of the Acceptance Date, Compulsory Completion Date, Scheme Effective Date and the termination of this Agreement pursuant to Section 8.1 or requests for extensions to file such returns, statements, forms or reports have been timely filed or granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect have not had, do not have, and could not reasonably be expected to have , individually or in the aggregate, a Material Adverse Effect on the Company. The Returns reflect accurately and shall reflect accurately all liability for Taxes of the Company and each of its Subsidiaries for the periods covered thereby and all other information presented on such Returns is true, correct and complete in all material respects. "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including, without limitation, all United States federal, state, local, foreign and, other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest, and shall include any liability for such amounts which may be incurred as a result either of being a member of a combined, consolidated, unitary or affiliated group, or of a contractual obligation to indemnify any Person or other entity.

               (b) Payment of Taxes. All Taxes and Tax liabilities of the Company and its Subsidiaries for all taxable years or periods that end on or prior to the earliest of the Acceptance Date, the Compulsory Completion Date, Scheme Effective Date and the termination of this Agreement pursuant to Section
8.1 and, with respect to any taxable year or period beginning prior to and ending after the such date, the portion of such taxable year or period ending on and including the such date, have been timely paid or shall be timely paid in full on or prior to the such date or accrued and adequately disclosed and fully provided for on the financial statements of the Company and its Subsidiaries in accordance with GAAP.

               (c) Other Tax Matters. (i) As of the date of this Agreement, neither the Company nor any of its Subsidiaries has been the subject of any material audit or other examination of Taxes by the tax authorities of any nation, state or locality and, to the knowledge of the Company or any of its Subsidiaries, no such audit or other examination is contemplated or pending, nor has the Company or any of its Subsidiaries received any written notices from any taxing authority relating to any issue which could materially affect the Tax liability of the Company or any of its Subsidiaries;

                    (ii) Neither the Company nor any of its Subsidiaries has
               been included in any "consolidated," "unitary" or "combined" Return (other than Returns which include only the Company or any Subsidiaries of the Company) provided for under the laws of any jurisdiction with respect to Taxes, for any taxable period for which the statute of limitations has not expired;

                    (iii) All Taxes which the Company or any of its Subsidiaries is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable;

                    (iv) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between the Company, any Subsidiary, or any predecessor or Affiliate of any of them and any other party under which Parent, Sub, the Company or any of its Subsidiaries could be liable for any Taxes or other claims of any such party;

                    (v) No indebtedness of the Company or any of its
               Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code or bears interest that is otherwise nondeductible pursuant to Section 163 of the Code;

                    (vi) Neither the Company nor any of its Subsidiaries has
               applied for, been granted, or agreed to any accounting method change for which it shall be required to take into account any adjustment pursuant to Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality;

                    (vii) Neither the Company nor any of its Subsidiaries, as of
               the Closing Date, (w) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Subsidiaries, (x) as of the date of this Agreement, is presently contesting the Tax liability of the Company or any of its Subsidiaries before any Governmental Entity, (y) has granted a power-of-attorney related to Tax matters to any Person, or (z) has applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction of the Company or any of its Subsidiaries;

                    (viii) Neither the Company nor any of its Subsidiaries is a
               "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code;

                    (ix) No election under 341(f) of the Code has been made or shall be made prior to the earliest of the Acceptance Date, Compulsory Completion Date, Scheme Effective Date and the termination of this Agreement pursuant to Section 8.1 to treat the Company or any of its Subsidiaries as a consenting corporation, as defined in Section 341 of the Code;

                    (x) As of the date of this Agreement, no claim has ever been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is, or may be, subject to taxation by that jurisdiction;

                    (xi) (y) There are no amounts from intercompany transactions between the Company and any of its Subsidiaries or between its Subsidiaries that have been recognized but not yet taken into account under Treasury Regulation Section 1.1502-13 (or its predecessor provisions) and there is no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19) with respect to the stock of the Company or any of its Subsidiaries which will, or may, result in the recognition of income upon the consummation of the transaction contemplated by this Agreement, and (z) there are no other transactions or facts existing with respect to the Company and/or its Subsidiaries, which by reason of the consummation of the transaction contemplated by this Agreement, will result in the Company and/or its Subsidiaries recognizing income;

                    (xii) There are no material security interests on any of the assets of the Company or of any Subsidiary that arose in connection with any failure (or alleged failure) to pay Taxes;

                    (xiii) To the knowledge of the Company, during the period
               beginning on January 1, 2001 and ending on the date hereof (A) the Company was neither (x) a foreign personal holding company within the meaning of Section 552 of the Code, nor (y) a passive foreign investment company within the meaning of Section 1297 of the Code, and (B) no Shares of the Company were held by a "United States shareholder" of the Company (within the meaning of Section 951(b) of the Code) other than the Subject Shares (as defined in the Principal Shareholders Agreement); and

                    (xiv) To the knowledge of the Company, the Company is not
               engaged in the conduct of a trade or business in the United States within the meaning of Section 864(b) of the Code.

         Section 4.13 Liabilities. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has outstanding any claims, liabilities or indebtedness, contingent or otherwise, of any kind whatsoever (whether accrued, absolute, contingent or otherwise, and whether or not required to be reflected in the Company's financial statements in accordance with GAAP), except (i) as set forth in Schedule 4.13 of the Company Disclosure Letter, (ii) as set forth in the Completed Commission Filings, (iii) for liabilities incurred since the date of the most recent financial statements included in the Completed Commission Filings in the ordinary course of business, and (iv) such other claims, liabilities or indebtedness which have not had, do not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 4.14 Intellectual Property. (a) Except as disclosed in Schedule 4.14(a) of the Company Disclosure Letter and except where the failure to so own or have such right to use has not had, does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company or its Subsidiaries owns or has a valid and enforceable right to use, free and clear of all Liens, all Intellectual Property necessary or material to conduct the businesses of the Company and its Subsidiaries as presently conducted.

               (b) Except as disclosed in Schedule 4.14(b) of the Company Disclosure Letter and except for such infringement, violation, misappropriation or misuse that has not had, does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the conduct of the Company's and its Subsidiaries' businesses or the use of the Intellectual Property does not infringe, violate, misappropriate or misuse any Intellectual Property rights or any other proprietary right of any Person or give rise to any obligations to any Person as a result of co-authorship.

         Section 4.15 Proxy Statement; Offer Documents and Schedule 14D-9. Neither the Schedule 14D-9 nor any of the information supplied or to be supplied by the Company in writing for inclusion in the Offer Documents will, at the times the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the Commission or are first published, sent or given to shareholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the event a Shareholders' Meeting is held, the Proxy Statement to be sent to the shareholders of the Company in connection with such Shareholders' Meeting will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of the Company or at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied or to be supplied by Parent, Sub or any of their respective representatives expressly for inclusion in the foregoing documents. The Schedule 14D-9 and the Proxy Statement, if applicable, will comply in all material respects with the requirements of the Exchange Act.

         Section 4.16 Broker's or Finder's Fee. Except for the fees of Hicks, Muse & Co. Partners, L.P. and J.P. Morgan Securities Inc. (whose fees and expenses shall be paid by the Company in accordance with the Company's agreements with such firms, true and correct copies of which have been previously delivered or made available to Parent by the Company), no agent, broker, Person or firm acting on behalf of the Company is, or shall be, entitled to any fee, commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby from any of the parties hereto or from any Affiliate of any of the parties hereto. The fees and expenses referred to above shall not be in excess of $30,000,000, assuming the consolidated indebtedness for borrowed money of the Company and its Subsidiaries is $500,017,000.

         Section 4.17 Certain Contracts and Arrangements. As of the date hereof, except as set forth on Schedule 4.17 of the Company Disclosure Letter or as set forth as exhibits to the Completed Commission Filings, neither the Company nor any of its Subsidiaries is a party to or bound by any contracts, agreements, instruments or understandings ("Contracts") of the following nature (collectively, the "Material Contracts"):

               (a) Contracts with any current or former employee, director or officer of the Company or any of its Subsidiaries (other than any such person who receives or received (during his or her last year of employment with the Company or any of its Subsidiaries) less than $200,000 in total annual cash compensation from the Company or any of its Subsidiaries);

               (b) Contracts other than contracts entered into in the ordinary course of business (x) for the sale of any material amount of the assets of the Company or any of its Subsidiaries, or (y) for the grant to any Person of any preferential rights to purchase any material amount of its assets;

               (c) Contracts which materially restrict the Company or any of its Affiliates from competing in any material line of business or with any Person in any geographical area, or which materially restrict any other Person from competing with the Company or any of its Affiliates in any material line of business or in any geographical area;

               (d) Contracts which are material to the Company and which restrict the Company or any of its Subsidiaries from disclosing any information concerning or obtained from any other Person, or which restrict any other Person from disclosing any information concerning or obtained from the Company or any of its Subsidiaries (other than contracts entered into in the ordinary course of business);

               (e) Contracts involving (i) the acquisition, merger or purchase of all or substantially all of the assets or business of a third party, involving aggregate consideration of $10,000,000 or more, or (ii) other than the purchase or sale of assets in the ordinary course of business and other than contracts relating to the sale of oil, gas or other petroleum products in the ordinary course of business, the purchase or sale of assets, or a series of purchases and sales of assets, involving aggregate consideration of $10,000,000 or more;

               (f) Contracts with any Affiliate that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

               (g) Contracts which are material to the Company and contain a "change in control" or similar provision;

               (h) Contracts, including mortgages or other grants of security interests, guarantees and notes, relating to the borrowing of money in an aggregate amount in excess of $10,000,000 in the aggregate;

               (i) Contracts relating to any material joint venture, partnership, strategic alliance or similar arrangement; and

               (j) Contracts existing on the date hereof involving revenues or payments in excess of $10,000,000 per year.

               Except as set forth on Schedule 4.17 of the Company Disclosure Letter and except as has not had, does not have, and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, each of the Material Contracts is in full force and effect and neither the Company nor any of its Subsidiaries is in breach or default under any Material Contract nor, to the knowledge of the Company, as of the date of this Agreement, is any other party to any Material Contract in breach or default thereunder.

         Section 4.18 Environmental Laws and Regulations. (a) Except as set forth on Schedule 4.18 of the Company Disclosure Letter or in the Completed Commission Filings and except for those matters that have not had, do not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) as of the date of this Agreement, Hazardous Materials have not at any time been generated, used, treated or stored, transported to or from, or Released or disposed of, on any Company Property except in compliance with applicable Environmental Laws, (ii) the Company and each of its Subsidiaries are in compliance with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Company Property, (iii) as of the date of this Agreement, there are no past, pending or, to the knowledge of the Company, any threatened Environmental Claims against the Company or any of its Subsidiaries or any Company Property, (iv) as of the date of this Agreement, there are no facts or circumstances, conditions or occurrences regarding any Company Property that could reasonably be anticipated (x) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any Company Property for which the Company or any of its Subsidiaries could reasonably be expected to be liable, or (y) to cause such Company Property to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, and (v) there are not now any underground storage tanks located on any Company Property.

               (b) For purposes of this Agreement, the following terms shall have the following meanings: (vi) "Company Property" means any real property and improvements at any time owned, leased or operated by the Company or any of its Subsidiaries; (vii) "Hazardous Materials" means (x) any petroleum or petroleum products, radioactive materials, asbestos in any form that has become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas, (y) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law, and (z) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity; (viii) "Environmental Law" means any federal, state, foreign or local statute, law, rule, regulation, ordinance, guideline, policy, code or rule of common law in effect and in each case, as amended, as of the date hereof and the earliest of the Acceptance Date, the Compulsory Completion Date, the Scheme Effective Date, and the termination of this Agreement pursuant to Section 8.1 and any judicial interpretation thereof, or order applicable to the Company or its operations or property as of the date hereof and the earliest of the Acceptance Date, the Compulsory Completion Date, the Scheme Effective Date, and the termination of this Agreement pursuant to Section 8.1, including any judicial or administrative order, consent decree or judgment, relating to the indoor or outdoor environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; Oil Pollution Act of 1990, 33 U.S.C.
Section 2701 et seq.; and the Safe

Drinking Water Act, 42 U.S.C. Section 300f et seq., and their state and local counterparts and equivalents; (ix) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any permit issued under any such Environmental Law (for purposes of this subclause (iv), "Claims"), including without limitation (x) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (y) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the indoor or outdoor environment; and (x) "Release" or "Released" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying or seeping into or upon any land or water or air, or otherwise entering into the indoor or outdoor environment.

         Section 4.19 Takeover Statutes. No "business combination", "moratorium", "control share" or other anti-takeover statute or similar statute or regulation is applicable to the Offer, the Scheme of Arrangement, the Compulsory Acquisition, the Principal Shareholders Agreement or this Agreement (including all of the transactions contemplated hereby).

         Section 4.20 Voting Requirements. The affirmative vote of a majority in number representing seventy-five percent (75%) in value of the members or class of members, as the case may be, present and voting either in person or by proxy at the Shareholders' Meetings is necessary to approve the Scheme of Arrangement pursuant to Sections 86 and 87 of the Companies Law. Where the Offer has, within four (4) months after making the Offer, been approved by the holders of not less than ninety percent (90%) in value of the Ordinary Shares, Sub may at any time within two (2) months after the expiration of the said four (4) months give notice in the prescribed manner to any dissenting shareholder that it desires to acquire such dissenting shareholder's shares, and where such notice is given, the Company shall, unless on an application made by the dissenting shareholder within one (1) month from the date on which the notice was given, the Court thinks fit to order otherwise, be entitled and bound to acquire those Shares on the terms of the Offer.

         Section 4.21 Rights Agreement. The Company and the Board of Directors of the Company have taken all necessary action to amend the Rights Agreement (without redeeming the Rights), and shall maintain in effect all necessary action (i) to render the Rights Agreement inapplicable with respect to the Offer, the Scheme of Arrangement, the Compulsory Acquisition, the Principal Shareholders Agreement, and the other transactions contemplated hereby and thereby, and (ii) to ensure that (x) neither Parent nor Sub nor any of their "Affiliates" (as defined in the Rights Agreement) or "Associates" (as defined in the Rights Agreement) is considered to be an "Acquiring Person" (as defined in the Rights Agreement), and (y) the provisions of the Rights Agreement, including the occurrence of a "Distribution Date" (as defined in the Rights Agreement), are not and shall not be triggered by reason of the announcement or consummation of the Offer, the Scheme of Arrangement, the Compulsory Acquisition, the Principal Shareholders Agreement or the consummation of any of the other transactions contemplated hereby and thereby. The Company has delivered or made available to Parent a complete and correct copy of the Rights Agreement, as amended, and the Rights Agreement has not been further modified or amended.

         Section 4.22 Opinion of Financial Advisor. The Company has received the opinion of J.P. Morgan Securities Inc. (a complete and correct signed copy of which has been, or promptly upon receipt thereof shall be, delivered to Parent for information purposes only, but such opinion shall not be addressed to Parent, nor shall Parent be entitled to rely thereon) to the effect that, as of the date of this Agreement, the consideration to be received pursuant to the Offer and either the proposed Scheme of Arrangement or the proposed Compulsory Acquisition, as applicable, by the holders of Shares (other than Parent or any direct or indirect Subsidiary thereof) is fair, from a financial point of view, to such holders (other than, in the case of the transactions contemplated by the Principal Shareholders Agreement, the Principal Shareholders), subject to the qualifications and assumptions contained therein, and such opinion has not been withdrawn or modified.

         Section 4.23 Insurance. Except as set forth on Schedule 4.23 of the Company Disclosure Letter, all insurance policies which are owned by the Company or its Subsidiaries or which name the Company or any of its Subsidiaries as an insured, additional insured, or loss payee, including without limitation those which pertain to the Company's or any of its Subsidiaries' assets, employees or operations are in full force and effect, are valid and enforceable, and all premiums due thereunder have been paid and cover against the risks of the nature normally insured against by entities in the same or similar lines of business, in coverage amounts typically and reasonably carried by such entities. As of date of this Agreement, neither the Company nor any of its Subsidiaries has received any notice of cancellation or modification in coverage amounts of any such insurance policies.

         Section 4.24 Permitted Transfer. The execution and delivery of the Principal Shareholders Agreement by the Principal Shareholders and the performance of their obligations thereunder is not prohibited by, or subject to, any prior approval or consent under, the Investor Rights Agreement that has not been obtained. Article 3 of the Investor Rights Agreement (entitled "Restrictions On Transfer") is inapplicable to any transfer or disposition by a holder of Shares, including by tender into the Offer or otherwise pursuant to the Principal Shareholders Agreement.

         Section 4.25 Impact on Conversion Rights. This Agreement is consistent with, and contains the provisions for the benefit of the holders of the Preferred Shares required by, subsection 5(d) of the Unanimous Written Consent of the Board of Directors of the Company dated September 30, 1998 authorizing the issuance of the Preferred Shares.

         Section 4.26 Prepayments. As of the date of this Agreement, neither the Company nor any Subsidiary is obligated, by virtue of a prepayment arrangement, make-up right under a production sales Contract containing a "take or pay" or similar provision, production payment or any other arrangement, to deliver hydrocarbons, or proceeds from the sale thereof, attributable to any of its properties at some future time without then or thereafter being entitled to receive payment of the contract price thereof.

         Section 4.27 Gas Imbalances. As of the date of this Agreement, except as set forth on Schedule 4.27 of the Company Disclosure Letter, neither the Company nor any Subsidiary has (i) any obligation to deliver gas from the Oil and Gas Properties (or cash in lieu thereof) to other owners of interests in those properties as a result of past production by the Company, any

Subsidiary or any of their predecessors in excess of the share to which they were entitled or (ii) any right to receive deliveries of gas from the Oil and Gas Properties (or cash in lieu thereof) from other owners of interests in those properties as a result of past production by the company, any Subsidiary or any of their predecessors of less than the share to which they were entitled.

         Section 4.28 Non-consent Operations. As of the date of this Agreement, except as set forth on Schedule 4.28 of the Company Disclosure Letter, there are no operations on the Oil and Gas Properties in which the Company's or any Subsidiary's commitment would have exceeded $5,000,000, being conducted as of January 1, 1999, or any time thereafter, in which the Company or any Subsidiary was entitled to participate and did not participate.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Section 5 Representations and Warranties of Parent and Sub. Each of Parent and Sub hereby represents and warrants to the Company as follows:

         Section 5.1 Due Organization, Good Standing and Corporate Power. Parent is a corporation duly organized and validly existing under the laws of Delaware. Sub is a company limited by shares duly organized, validly existing and in good standing under the laws of the Cayman Islands.

         Section 5.2 Authorization and Validity of Agreement. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and the Principal Shareholders Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Principal Shareholders Agreement by Parent and Sub and the consummation by each of them of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of each of Parent and Sub. No other corporate action on the part of either of Parent or Sub is necessary to authorize the execution, delivery and performance of this Agreement and the Principal Shareholders Agreement by each of Parent and Sub and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Principal Shareholders Agreement have been duly executed and delivered by each of Parent and Sub and, assuming that this Agreement and the Principal Shareholders Agreement constitute valid and binding obligations of the Company, constitute valid and binding obligations of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with their terms, except that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles.

         Section 5.3 Consents and Approvals; No Violations. Assuming (i) the filings required under the Antitrust Laws are made and the applicable waiting periods thereunder have been terminated or have expired, (ii) the requirements of the Exchange Act relating to the Proxy Statement, if any, and the Offer are met, (iii) the filing of the documents relating to the Scheme of Arrangement, if any, as required by the Companies Law, are made, and (iv) approval of the Scheme of Arrangement and this Agreement by the shareholders of the Company, if required by the Companies Law, is received, (v) all approvals and sanctions by the Court in accordance with the Companies Law in connection with the transactions contemplated by the Transaction Documents have been obtained, and (vi) all filings with the New York Stock Exchange have been made, the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby and thereby shall not: (vii) violate or conflict with any provision of the Certificate of Incorporation or by-laws of Parent or the Articles of Association or Memorandum of Association of Sub; (x) violate or conflict with any statute, ordinance, rule, regulation, order or decree of any Governmental Entity applicable to Parent or Sub or by which either of their respective properties or assets may be bound; (y) require any filing with, or Permit consent or approval of, or the giving of any notice to, any Governmental Entity; or (z) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, amalgamation, scheme of arrangement, consolidation or change of control under), or result in the creation of any Lien upon any of the properties or assets of the Parent or Sub under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit or any right which becomes effective upon the occurrence of a merger, amalgamation, scheme of arrangement, consolidation or change of control under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit, agreement, contract, arrangement, lease or other instrument or obligation to which Parent or Sub or any of their Subsidiaries is a party, or by which any such Person or any of its properties or assets may be bound, other than in the case of clauses (x), (y) and (z), any such violation, breach, conflict, default, right of termination, cancellation, payment, acceleration, other right or failure to make any filing or obtain any Permit, consent or approval of, or give notice to, any Governmental Entity that has not had, does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or Sub.

         Section 5.4 Offer Documents, Schedule 14D-9 and Proxy Statement. None of the information supplied or to be supplied by Parent or Sub for inclusion in the Offer Documents will, at the time the Offer Documents or any amendments or supplements thereto are filed with the Commission or are first published, sent or given to shareholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Parent and Sub expressly for inclusion in the Proxy Statement and the Schedule 14D-9 (or any amendment or supplement thereto) will, on the date mailed to shareholders of the Company or at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent and Sub make no representation or warranty with respect to any information supplied or to be supplied by the Company for inclusion in any of the foregoing documents or the Offer Documents. The Offer Documents will comply in all material respects with the requirements of the Exchange Act.

         Section 5.5 Broker's or Finder's Fee. Except for Goldman Sachs & Co., Inc. (whose fees and expenses as financial advisor to Parent and Sub shall be paid by Parent or Sub), no agent, broker, Person or firm acting on behalf of Parent or Sub is or shall be entitled to any fee, commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby from any of the parties hereto, or from any Affiliate of the parties hereto.

         Section 5.6 Sub's Operations. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with such transactions.

         Section 5.7 Funds. Parent or Sub has, and shall have at the expiration of the Offer and at the Compulsory Completion Date or the Scheme Effective Date, as the case may be, sufficient funds available to satisfy the obligation to pay for Ordinary Shares tendered (and not withdrawn) in the Offer, for Ordinary Shares purchased in the Compulsory Acquisition and to pay the Cash Consideration in the Scheme of Arrangement and all fees and expenses incurred by Parent or Sub in connection with the Offer, the Compulsory Acquisition and the Scheme of Arrangement. Parent's and Sub's obligations hereunder are not subject to any conditions regarding their ability to obtain financing for the consummation of the transactions contemplated by the Transaction Documents.

         Section 5.8 Litigation. As of the date of this Agreement, there is no suit, action, proceeding or indemnification claim pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that individually or in the aggregate reasonably could be expected to (i) impair the ability of Parent or Sub to perform its obligations under the Transaction Documents in any material respect or (ii) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Documents, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries having, or which reasonably could be expected to have, any effect referred to in clause (i) or (ii) above.

                                   ARTICLE VI

                                CERTAIN COVENANTS

         Section 6.1 Access to Information Concerning Properties and Records. During the period commencing on the date hereof and ending on the earlier of (i) the Compulsory Completion Date, (ii) the Scheme Effective Date and (iii) the date on which this Agreement is terminated pursuant to Section 8.1 hereof, the Company shall, and shall cause each of its Subsidiaries to, upon reasonable notice, afford Parent and Sub and their respective employees, counsel, accountants, consultants and other authorized representatives, reasonable access during normal business hours to the officers, directors, employees, accountants, properties, books and records of the Company and its Subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Company and its Subsidiaries; provided, however, that such investigation shall not affect the representations and warranties made by the Company in this Agreement. The Company shall furnish promptly to Parent and Sub
(x) a copy of each form, report, schedule, statement, registration statement and other document filed by it or its Subsidiaries during such period pursuant to the requirements of United States federal or state securities laws and (y) all other information concerning its or its

Subsidiaries' business, properties and personnel as Parent and Sub may request. The Company agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as Parent and Sub shall from time to time reasonably request.

         Section 6.2 Confidentiality. Information obtained by Parent, Sub and their respective counsel, accountants, consultants and other authorized representatives pursuant to Section 6.1 shall be subject to the provisions of the Confidentiality Agreement by and between the Company and Parent, dated June 4, 2001 (the "Confidentiality Agreement").

         Section 6.3 Conduct of the Business of the Company. The Company agrees that, except as expressly permitted or required by this Agreement or the other Transaction Documents or otherwise consented to in writing by Parent, during the period commencing on the date hereof and continuing until the earliest to occur of (w) the Acceptance Date, (x) the Compulsory Completion Date, (y) the Scheme Effective Date and (z) the termination of this Agreement pursuant to Section 8.1:

               (a) Except as set forth on Schedule 6.3 of the Company Disclosure Letter, the Company and each of its Subsidiaries shall conduct their respective operations only according to their ordinary and usual course of business and shall use their commercially reasonable efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, customers and others having business relationships with them;

               (b) Except as set forth on Schedule 6.3 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries shall, subject always to the fiduciary duties of the Board of Directors and their obligation to comply with the Companies Laws:

                    (i) make any change in or amendment to its memorandum of
               association or its articles of association (or comparable governing documents);

                    (ii) issue or sell, or authorize to issue or sell, any
               Shares of its share capital or any other securities, or issue or sell, or authorize to issue or sell, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any arrangement or contract with respect to the issuance or sale of, any Shares of its share capital or any other securities, or make any other changes in its capital structure, except for (A) the possible issuance by the Company of (x) Ordinary Shares upon the conversion of Preferred Shares or (y) Ordinary Shares pursuant to the terms of any vested Options or (B) the redemption of the Preferred Shares in accordance with their terms;

                    (iii) sell, pledge or dispose of or agree to sell, pledge or dispose of any Shares or other equity interest owned by it in any other Person in excess of $10,000,000 in the aggregate;

                    (iv) declare, pay or set aside any dividend or other
               distribution or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any Shares of its share capital or its other securities, except for the redemption of the Preferred Shares in accordance with their terms;

                    (v) enter into any contract or commitment with respect to
               capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of, $10,000,000, individually, or enter into contracts or commitments with respect to capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of, $30,000,000, in the aggregate;

                    (vi) acquire, by merging, amalgamating or consolidating
               with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any Person, or otherwise acquire any assets of any Person (other than the purchase of assets in the ordinary course of business);

                    (vii) except to the extent required under existing employee and director benefit plans, agreements or arrangements in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees, or grant any severance or termination pay not currently required to be paid under existing severance plans, or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                    (viii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, subject to any Lien (other than a Permitted
               Lien) or otherwise encumber any material assets, or incur or modify any indebtedness or other material liability other than in the ordinary course of business, or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person;

                    (ix) agree to the settlement of or waive any material claim or litigation;

                    (x) make or rescind any material tax election or settle or compromise any material tax liability;

                    (xi) except as required by applicable law or GAAP, make any material change in its method of accounting;

                    (xii) adopt or enter into a plan of complete or partial
               liquidation, dissolution, merger, amalgamation, scheme of arrangement, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Scheme of Arrangement) or any agreement relating to an Acquisition Proposal, except as expressly permitted in
               Section 6.6;

                    (xiii) incur, assume or prepay any indebtedness for borrowed money or guarantee any such indebtedness of another Person, other than indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly-owned Subsidiary of the Company, or (y) make any loans, extensions of credit or advances to any other Person, other than to the Company, or to any direct or indirect wholly-owned Subsidiary of the Company, except, in the case of clause (x), for borrowings under existing credit facilities described in the Completed Commission Filings in the ordinary course of business for working capital purposes and in the case of clause (y) for loans, extensions of credit or advances constituting trade payables in the ordinary course of business;

                    (xiv) except as permitted by Section 3.5, occurring as a
               result of the Transactions contemplated by this Agreement or as required under any employee benefit plan or other agreement or contract to which the Company is a party as of the date of this Agreement, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

                    (xv) pay, discharge or satisfy any claims, liabilities or
               obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (x) of any such claims, liabilities or obligations in the ordinary course of business or (y) of claims, liabilities or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) contained in the Completed Commission Filings;

                    (xvi) enter into any Material Contract except in the
               ordinary course of business;

                    (xvii) other than as disclosed in the Completed Commission
               Filings, plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries, provided, however, that routine employee terminations for cause shall not be considered subject to this clause (xvii);

                    (xviii) take any action, engage in any transaction or enter into any agreement, except as required by any order, judgment or decree of any Governmental Entity, which would cause (A) any of the representations or warranties set forth in Article IV that are subject to, or qualified by, a "Material Adverse Effect", "material adverse change" or other materiality qualification to be untrue as of the earliest to occur of the Acceptance Date, the Compulsory Completion Date or the Scheme Effective Date, or any such representations and warranties that are not so qualified to be untrue in any manner that could reasonably be expected to result in a Material Adverse Effect on the Company, or (B) any of the Tender Offer Conditions not being satisfied; or (y) purchase or acquire, or offer to purchase or acquire, any Shares;

                    (xix) take any action, including, without limitation, the
               adoption of any shareholder-rights plan or amendments to its Memorandum of Association and Articles of Association (or comparable governing documents), which would, directly or indirectly, restrict or impair the ability of Parent to vote or otherwise to exercise the rights and receive the benefits of a shareholder with respect to securities of the Company that may be acquired or controlled by Parent or Sub, or which would permit any shareholder to acquire securities of the Company on a basis not available to Parent or Sub in the event that Parent or Sub were to acquire any Shares;

                    (xx) materially modify, amend or terminate any Material
               Contract or waive any of its material rights or claims except in the ordinary course of business;

                    (xxi) (A) prepare any Return in a manner which is materially inconsistent with the past practices of the Company or a Subsidiary, as the case may be, with respect to the treatment of items on such Returns; (B) incur any material liability for Taxes other than in the ordinary course of business; or (C) enter into any settlement or closing agreement with a taxing authority that materially affects or could reasonably be expected to materially affect the Tax liability of the Company or a Subsidiary, as the case may be, for any period ending after the Closing Date;

                    (xxii) fail to maintain with financially responsible
               insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses; or

                    (xxiii) agree, in writing or otherwise, to take any of the foregoing actions.

         Section 6.4 Compulsory Acquisition. In the event that, following the purchase of Ordinary Shares pursuant to the Offer (including any Subsequent Offer Period), Parent, Sub and any other Subsidiary of Parent shall own Ordinary Shares which represent at least ninety percent (90%) in value of the Ordinary Shares affected, the Company, Parent and Sub agree to take all necessary and appropriate action for Sub to effect the compulsory acquisition (the "Compulsory Acquisition") of those outstanding Ordinary Shares not owned by Parent, Sub or any other Subsidiary of Parent in accordance with Section 88 of the Companies Law as promptly as practicable after the Acceptance Date.

         Section 6.5 Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions provided herein, each of the Company, Parent and Sub shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in the Article VII, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including their commercially reasonable efforts to obtain, all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and its Subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Offer and the Scheme of Arrangement, as the case may be; provided, however, that no loan agreement or contract for borrowed money shall be repaid, in whole or in part, except as currently required by its terms, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its Subsidiaries in order to obtain any such consent, approval or authorization without first obtaining the written approval of Parent and Sub.

         Section 6.6 No Solicitation of Other Offers. (a) The Company shall, and shall use its reasonable best efforts to cause its Affiliates and each of its and their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents immediately to, cease any discussions or negotiations with any other Person or Persons that may be ongoing with respect to any Acquisition Proposal. The Company shall not take, and shall use its reasonable best efforts to cause its Affiliates and its and their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents or Affiliates not to take, any action (i) to encourage, solicit, initiate or facilitate, directly or indirectly, the making or submission of any Acquisition Proposal (including, without limitation, by taking any action that would make the Rights Agreement inapplicable to an Acquisition Proposal), (ii) to enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal, or to agree to approve or endorse any Acquisition Proposal or enter into any agreement, arrangement or understanding that would require the Company to abandon, terminate or fail to consummate the Offer or the Scheme of Arrangement or any other transaction contemplated by the Transaction Documents,
(iii) to initiate or participate in any way in any discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or Sub) in connection with any Acquisition Proposal, (iv) to facilitate or further in any other manner any inquiries or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (v) to grant any waiver or release under any standstill, confidentiality or similar agreement entered into by the Company or any of its Affiliates or representatives; provided, however, that the Company, in response to an unsolicited Acquisition Proposal that did not result from a breach of this Section 6.6(a) and otherwise in compliance with its obligations under Section 6.6(c) hereof, may (x) request clarifications from, or furnish information to, (but not enter into discussions with) any Person (other than Parent or Sub) which makes such unsolicited Acquisition Proposal if (A) such action is taken subject to a confidentiality agreement with terms not more favorable to such Person than the terms of the Confidentiality Agreement (as in effect on the date hereof), (B) such action is taken solely for the purpose of obtaining information reasonably necessary to ascertain whether such Acquisition Proposal is, or could reasonably likely lead to, a Superior Proposal, and (C) a majority of the members of the entire Board of Directors of the Company reasonably determines in good faith, after receiving advice from Cayman Islands counsel to the Company, that it is necessary to take such actions in order to comply with the fiduciary duties of the Board of Directors of the Company under applicable law; or (y) participate in discussions with, request clarifications from, or furnish information to, any Person (other than Parent or Sub) which makes such unsolicited Acquisition Proposal if (A) such action is taken subject to a confidentiality agreement with terms not more favorable to such third party than the terms of the Confidentiality Agreement (as in effect on the date hereof), (B) after consultation with an independent, nationally recognized investment bank, a majority of the members of the entire Board of Directors of the Company reasonably determines in good faith that such Acquisition Proposal is a Superior Proposal, and (C) a majority of the members of the entire Board of Directors of the Company reasonably determines in good faith, after receiving advice from Cayman Islands counsel to the Company, that it is necessary to take such actions in order to comply with the fiduciary duties of the Board of Directors under applicable law. Without limiting the foregoing, Parent, Sub and the Company agree that any violation of the restrictions set forth in this Section 6.6(a) by any Affiliate, officer, director, employee, representative, consultant, investment banker, attorney, accountant or other agent of the Company or any of its Affiliates, whether or not such Person is purporting to act on behalf of the Company or any of its Affiliates, shall constitute a breach by the Company of this Section 6.6(a). The Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any standstill, confidentiality or similar agreement entered into by the Company or any of its Affiliates or representatives including, but not limited to, where necessary, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

               (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or amend, or propose to withdraw, modify or amend, in a manner adverse to Parent or Sub, the approval, adoption or, as the case may be, recommendation of the Offer, the Scheme of Arrangement, the transactions contemplated by the Transaction Documents or this Agreement, or
(ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) resolve to do any of the foregoing; provided that prior to the Acceptance Date the Company may recommend to its shareholders an Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of the Offer or the Amalgamation if (x) the Company has complied with its obligations under Section 6.6(a) and (c), (y) the Acquisition Proposal is a Superior Proposal, and (z) (A) the Board of Directors has determined, in good faith, that it is necessary to take such action in order to comply with the fiduciary duties of the Board of Directors under applicable law, (B) five (5) Business Days have elapsed following delivery to Parent of a written notice of the determination of the Board of Directors, (C) during such period the Company has fully cooperated with Parent including, without limitation, informing Parent of the terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal, with the intent of enabling Parent and the Company to agree to a modification of the terms and conditions of this Agreement and (D) at the end of such five (5) Business Day period the Acquisition Proposal continues to constitute a Superior Proposal. Nothing in this Section 6.6 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's shareholders a position with respect to an Acquisition Proposal by a third party to the extent required under Rule 14e-2 of the Exchange Act.

                  "Acquisition Proposal" shall mean (i) any inquiry, proposal or offer (including, without limitation, any proposal to shareholders of the Company) from any Person or group relating to any direct or indirect acquisition or purchase of fifteen percent (15%) or more of the consolidated assets of the Company and its Subsidiaries or fifteen percent (15%) or more of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning fifteen percent (15%) or more of any class of equity securities of the Company or any of its Subsidiaries, (iii) any merger, amalgamation, scheme of arrangement, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the

Company or any of its Subsidiaries, or (iv) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Offer or the Scheme of Arrangement or the other transactions contemplated by the Transaction Documents or which could reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated the Transaction Documents.

                  "Superior Proposal" shall mean a bona fide binding written offer not solicited by or on behalf of the Company made by a third party to acquire all of the Shares pursuant to a tender offer, a merger, an amalgamation, a scheme of arrangement, or to acquire all or substantially all of the assets of the Company (i) on terms which a majority of the members of the entire Board of Directors of the Company based on the written advice of an independent nationally recognized investment bank) reasonably determines in good faith to have a higher value than the consideration to be received by the shareholders of the Company (in their capacity as such) than the transactions contemplated hereby (to the extent the transactions contemplated hereby are proposed to be modified by Parent in accordance with this Section 6.6(b)), (ii) which is reasonably capable of being consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of such proposal and the identity of the Person making such proposal) and (iii) that is not conditioned on obtaining any financing.

               (c) In addition to the obligations of the Company set forth in paragraph (a), on the date of receipt or occurrence thereof, the Company shall advise Parent of any request for information with respect to any Acquisition Proposal or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation and the Company shall, within one (1) day of the receipt thereof, promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussion or negotiation are taking place. The Company shall keep Parent fully informed of the status and material details (including amendments or proposed amendments) of any such request or Acquisition Proposal and keep Parent fully informed as to the material details of any information requested of or provided by the Company and as to the details of all discussions or negotiations with respect to any such request, Acquisition Proposal, inquiry or proposal, and shall provide to Parent within one (1) day of receipt thereof all written materials received by the Company with respect thereto. The Company shall promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal which was not previously provided to Parent.

               (d) The Company shall immediately request each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such Person by or on behalf of the Company, and the Company shall use its commercially reasonable efforts to have such information returned.

         Section 6.7 Notification of Certain Matters. Parent and the Company shall promptly notify each other of the occurrence or non-occurrence of any fact or event which has caused or could reasonably likely cause (a) any representation or warranty made by it (including, in the case of Parent, Sub) in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the earlier of the Compulsory Completion Date and the Scheme Effective Time, or (b) any covenant, condition or agreement under this Agreement not to be complied with or satisfied by it (including, in the case of Parent, Sub) in any material respect; provided, however, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company, Parent and Sub shall give prompt notice to the other parties hereof of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         Section 6.8 HSR Act. (a) Each party hereto shall (i) take promptly all actions necessary to make the filings required of it or any of its Affiliates under any applicable Antitrust Laws in connection with this Agreement and the transactions contemplated hereby, including but not limited to filing pursuant to the HSR Act no later than the tenth (10th) day following the date hereof a Notification and Report Form with respect to the transactions contemplated by this Agreement, (ii) comply at the earliest practicable date with any formal or informal request for additional information or documentary material received by it or any of its Affiliates from any Antitrust Authority, and (iii) cooperate with one another in connection with any filing under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by any Antitrust Authority.

               (b) Each party hereto shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law. Without limiting the generality of the foregoing, "commercially reasonable efforts" shall include:

                    (i) in the case of each of Parent and the Company, if Parent or the Company receives a formal request for additional information or documentary material from an Antitrust Authority, substantially complying with such formal request within sixty
               (60) days following the date of its receipt thereof or such; and

                    (ii) in the case of the Company only, subject to Parent's
               compliance with clause (i) above, not frustrating or impeding Parent's strategy or negotiating positions with any Antitrust Authority.

               (c) Each party hereto shall promptly inform the other parties of any material communication made to, or received by such party from, any Antitrust Authority or any other Governmental Entity regarding any of the transactions contemplated hereby.

         Section 6.9 Directors' and Officers' Indemnification and Insurance. (a) The provisions with respect to indemnification and exculpation from liability set forth in the Company's Memorandum of Association, as amended, and Articles of Association, as in effect on the date of this Agreement, shall not be amended, repealed or otherwise modified for a period of six years from the earliest of the Acceptance Date, the Compulsory Completion Date, the Scheme Effective Time and the expiration of this Agreement pursuant to Section 8.1 in any manner that would adversely affect the rights thereunder of individuals who on or prior to such date were directors or officers of the Company, unless such modification is required by law. The

Company shall honor in accordance with their terms, to the fullest extent permitted by applicable law, all indemnity agreements set forth in Schedule 6.9 of the Company Disclosure Letter. Notwithstanding the foregoing, in respect of any Continuing Director, the provisions with respect to indemnification and exculpation from liability set forth in the Company's Memorandum of Association, as amended, and Articles of Association, as in effect on the date of this Agreement, shall not be amended, repealed or otherwise modified for a period of six years from the Discontinuance Date in any manner that would adversely affect the rights thereunder of any Continuing Director, unless such modification is required by law.

               (b) For a period of six (6) years from the earliest of the Acceptance Date, the Compulsory Completion Date, the Scheme Effective Time and the expiration of this Agreement pursuant to Section 8.1, (i) the Company shall maintain in effect the Company's current directors' and officers' liability insurance covering those Persons who are currently covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy (the "Indemnified Parties"); provided, however, that in no event shall the Company be required to expend in any one year an amount in excess of one hundred and fifty percent (150%), of the annual premiums currently paid by the Company for such insurance which the Company represents to be $581,800 for the twelve month period ending on June 30, 2002; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Company shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and provided, further, that the Company may substitute for such Company policies other policies with at least the same coverage containing terms and conditions which are no less advantageous, and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the earliest of the Acceptance Date, the Compulsory Completion Date, the Scheme Effective Date and the expiration of this Agreement pursuant to Section 8.1, or (ii) at such time as Parent directly or indirectly through Sub, owns the entire share capital of the Company, the Company or Parent may cause Parent's, directors' and officers' liability insurance then in effect to cover the Indemnified Parties with respect to those matters covered by the Company's directors' and officers' liability insurance policy so long as the terms thereof are no less advantageous to the intended beneficiaries thereof than the Company's current directors' and officers' liability insurance covering the Indemnified Parties. If the Company elects clause (i) of the previous sentence and such directors' and officers' liability insurance is terminated or canceled during such six-year period, then Parent at such time as Parent directly or indirectly through Sub, owns the entire share capital of the Company, will use all reasonable efforts to cause to be obtained as much directors' and officers' insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the maximum premium specified above, on terms and conditions no less advantageous to the Indemnified Parties than such insurance that shall have expired.

               (c) Company shall and, at any time that Parent owns directly or indirectly the entire share capital of the Company, Parent shall indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees, or agents of the Company or any of its Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of the Company or any of its Subsidiaries, and occurring at or prior to the earliest of the Acceptance Date, the Compulsory Completion Date, the Scheme Effective Date and the expiration of this Agreement pursuant to Section 8.1, including, without limitation, the transactions contemplated by the

Transaction Documents. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved, in any capacity, in any action, proceeding or investigation in connection with any matter, including, without limitation, the transactions contemplated by the Transaction Documents, occurring prior to and including the earliest of the Acceptance Date, the Compulsory Completion Date, the Scheme Effective Time and the expiration of this Agreement pursuant to Section 8.1, the Company, and at such time as Parent owns the entire share capital of the Company, Parent from and after such date, shall pay, as incurred, such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. Subject to Section 6.9(d) below, Parent and the Company shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing this Section 6.9 or any action involving an Indemnified Party resulting from the transactions contemplated by this Agreement.

               (d) Any Indemnified Party wishing to claim indemnification under paragraph (a) or (c) of this Section 6.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Company thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the earliest of the Acceptance Date, the Compulsory Completion Date, the Scheme Effective Date and the expiration of this Agreement pursuant to Section 8.1), (i) the Company shall have the right, from and after such date, and Parent shall have the right at any time that it owns the entire share capital of the Company, to assume the defense thereof (with counsel engaged by Parent or the Company, as the case may be, to be reasonably acceptable to the relevant Indemnified Party and Parent, if applicable, and the Company shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, (ii) such Indemnified Party shall cooperate in the defense of any such matter, and (iii) Parent, if applicable, and the Company shall not be liable for any settlement effected without their prior written consent, which consent shall not be unreasonably withheld; provided that Parent, if applicable and the Company shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Parent, if applicable, and the Company shall not enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such matter.

               (e) Notwithstanding any other provisions hereof, the obligations of the Company and Parent contained in this Section 6.9 shall be binding upon the successors and assigns of Parent and the Company. In the event Parent or the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that successors and assigns of Parent or the Company, as the case may be, honor the indemnification obligations set forth in this Section 6.9.

               (f) IT IS EXPRESSLY AGREED THAT THE INDEMNIFIED PARTIES TO WHOM THIS SECTION 6.9 APPLIES SHALL BE THIRD PARTY BENEFICIARIES OF THIS SECTION 6.9, EACH OF WHOM MAY ENFORCE THE PROVISIONS OF THIS SECTION 6.9.

         Section 6.10 Rights Agreement. Other than in connection with the transactions contemplated hereby or concurrently with the termination of this Agreement, the Company shall not (i) redeem the Rights, (ii) amend (other than to delay the "Distribution Date" (as defined therein) or to render the Rights inapplicable to the Offer and the transactions contemplated by the Transaction Documents) or terminate the Rights Agreement prior to the Effective Time, unless required to do so by a court of competent jurisdiction, or (iii) take any action which would allow any "Person" (as such term is defined in the Rights Agreement) other than Parent or Sub to be the "Beneficial Owner" (as such term is defined in the Rights Agreement) of fifteen percent (15%) or more of the Ordinary Shares without causing a "Distribution Date" (as such term is defined in the Rights Agreement) or a "Share Acquisition Date" (as such term is defined in the Rights Agreement) to occur.

         Section 6.11 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of such release or statement, or without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or by any listing agreement with a national securities exchange or automated quotation system to which Parent or any Affiliate of Parent or, as the case may be, the Company is a party, if it has used all commercially reasonable efforts to consult with the other party and to obtain such party's consent, but has been unable to do so in a timely manner.

         Section 6.12 Benefit Plans; Vacation; Employment Agreements. (a) Parent shall take such action as may be necessary so that on and after the earlier of the Compulsory Completion Date and the Scheme Effective Date (it being understood that Parent shall have no obligation under this Section 6.12(a) if neither of such dates occurs) and for one year thereafter, officers and employees of the Company and its Subsidiaries shall be provided employee benefits, plans and programs (including but not limited to incentive compensation, deferred compensation, pension, life insurance, medical (which eligibility shall not be subject to any exclusions for any pre-existing conditions if such individual has met the participation requirements of such benefits, plans or programs of the Company or its Subsidiaries), profit sharing (including 401(k), severance, salary continuation and fringe benefits)) which are no less favorable in the aggregate than those generally available to similarly situated officers and employees of Parent and its Subsidiaries, except with respect to the benefits available under the Severance Policy. For purposes of eligibility to participate and vesting in all benefits provided to officers and employees, the officers and employees of the Company and its Subsidiaries will be credited with their years of service with the Company and its Subsidiaries and prior employers to the extent service with the Company and its Subsidiaries and prior employers is taken into account under plans of the Company and its Subsidiaries. Upon termination of any health plan of the Company or any of its Subsidiaries, individuals who were officers or employees of the Company or its Subsidiaries at the earliest to occur of the Compulsory Completion Date or the Scheme Effective Date (it being understood that Parent shall have no obligation hereunder if it does not own the entire share capital of the Company) shall, if employed by the Company and its Subsidiaries, become eligible to participate in such health plans established by Parent (or existing plans maintained by the Company which satisfy the first sentence of this Section 6.12(a)). Amounts paid before the earliest to occur of the Compulsory Completion Date and the Scheme Effective Date by officers and employees of the Company and its Subsidiaries under any health plans of the Company shall after such date be taken into account in applying deductible and out-of-pocket limits applicable under the health plans of Parent provided as of such date to the same extent as if such amounts had been paid under such health plans of Parent.

               (b) Following the earlier to occur of the Compulsory Completion Date and the Scheme Effective Date, Parent shall permit and shall cause the Company to permit all individuals who are employees of the Company and its Subsidiaries immediately prior to such date to retain and take any paid vacation days accrued but not taken or lost under the Company's and its Subsidiaries' vacation policies prior to such date, provided that such vacation days are taken or paid in lieu of being taken within one year after such date.

               (c) The parties hereto agree that, upon the Acceptance Date, a "change in control, " "change of control" or "consolidation" as applicable, shall be deemed to have occurred in respect of each of the employment agreements, change in control agreements and severance agreements and other employee benefit plans and agreements set forth on Schedule 6.12 (c) of the Company Disclosure Letter (collectively, the "Severance Protection Plans") and each of the Company and Parent shall administer and perform its obligations under each Severance Protection Plan as if a "change in control" or "change of control" shall have occurred as of the Acceptance Date, notwithstanding any terms contained therein to the contrary. This Section 6.12(c) shall not affect any terms of, or otherwise imply that the Acceptance Date shall not constitute a "change in control" or "change of control" under, any employment agreement, change in control agreement, severance agreement or other employee benefit plan or agreement that is not listed on such Schedule 6.12.

               (d) From and after the date on which Sub becomes the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of securities of the Company representing 90% or more of the votes entitled to vote in the election of directors of the Company (the "Succession Date"), Parent shall, jointly and severally with the Company, (i) be liable to pay and perform the obligations of the Company under the Severance Protection Plans and (ii) take such action as may be necessary to promptly pay any severance payments or other amounts from time to time due thereunder.

               (e) From and after the Acceptance Date, the Company shall, and Parent shall cause the Company to, maintain the Severance Policy in full force and effect (without modification or amendment thereof, except to the extent that any such modification or amendment does not adversely affect any Person covered by the Severance Policy) at least until the first anniversary of the Acceptance Date in respect of all Persons covered by the Severance Policy as of the Offer Closing.

               (f) Notwithstanding the foregoing provisions of this Section 6.12, no current or former employee of the Company or any of its Affiliates shall have any right to employment or continued employment with the Company or any Affiliate following the Acceptance Date.

         Section 6.13 Agreements Relating to Preferred Shares(a) Parent and Sub agree that if an Acceptance Date occurs, then Sub shall, and Parent shall take such action (including without limitation exercising any rights under the Principal Shareholders Agreement) as necessary to cause Sub to, accept for payment and pay for pursuant to the Offer
(i) all Ordinary Shares held by the Principal Shareholders and (ii) all Ordinary Shares that immediately prior to the expiration of the Offer are issuable upon conversion of the Preferred Shares held by the Principal Shareholders.

               (b) Parent and Sub agree that if Sub purchases any Preferred Shares from any Principal Shareholder, then Parent and Sub shall not take any action, and shall take all such actions as are commercially reasonable to cause any Parent Designees to act accordingly, to prevent the Company from exercising its right to redeem the Preferred Shares in accordance with the terms thereof.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

         Section 7.1 Conditions Precedent to Each Party's Obligation to Effect the Scheme of Arrangement. The respective obligations of each party to effect the Scheme of Arrangement are subject to the satisfaction or waiver (subject to applicable law), at or prior to the Scheme Effective Time, of each of the following conditions:

               (a) Injunction. No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any federal, state or foreign court or by any federal, state or foreign Governmental Entity, and no other legal restraint or prohibition preventing the consummation of the Scheme of Arrangement shall be in effect;

               (b) Statutes. No federal, state or non-United States statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits, restrains, restricts or enjoins the consummation of the Scheme of Arrangement or has the effect of making the Scheme of Arrangement illegal; and

               (c) HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act, if any, shall have expired or been terminated.

                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

         Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the earlier of the Compulsory Completion Date and the Scheme Effective Time, whether before or after approval of the Scheme of Arrangement by the Company's shareholders:

               (a) by mutual consent of the Company, on the one hand, and of Parent and Sub, on the other hand;

               (b) by either Parent, on the one hand, or the Company, on the other hand, if:

                    (i) any court of competent jurisdiction or any Governmental
               Entity shall have issued an order, decree or ruling or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer, the Scheme of Arrangement or a Compulsory Acquisition, and such order, decree or ruling or other action shall have become final and nonappealable; or

                    (ii) the Scheme of Arrangement or a Compulsory Acquisition
               has not occurred by June 30, 2002; provided, that this termination right may not be asserted by any party whose breach of its representations, warranties or agreements hereunder, shall have resulted in the failure of the Compulsory Completion Date or Scheme Effective Date to have occurred;

               (c) by the Company at any time prior to the purchase of Shares pursuant to the Offer, if:

                    (i) (x) there shall be a breach of any representation or
               warranty of Parent or Sub in this Agreement that is qualified as to Material Adverse Effect, (y) there shall be a breach of any representation or warranty of Parent or Sub in this Agreement that is not so qualified, other than any such breaches which, in the aggregate, have not had, do not have, or could not reasonably be expected to have, a Material Adverse Effect on Parent, or (z) there shall be a material breach by Parent or Sub of any of their respective covenants or agreements contained in this Agreement, which breach, in the case of any of clauses (x), (y) or (z), either is not reasonably capable of being cured, or if it is reasonably capable of being cured, has not been cured by the earlier of (A) ten (10) days after the giving of notice to Parent of such breach and (B) one (1) business day prior to the expiration of the Offer, provided that the Company may not terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is in material breach of this Agreement; or

                    (ii) (x) Parent or Sub shall have failed to commence the
               Offer in accordance with the first sentence of Section 2.1(a) or
               (y) (A) the Offer has expired without Sub purchasing any Ordinary Shares pursuant thereto and (B) Sub or Parent has not requested the Company to pursue a Scheme of Arrangement within ten (10) Business Days of such expiration date, unless such failure or expiration shall have been caused by the failure of the conditions set forth in clauses (iii)(c) or (d) of Annex A to be satisfied.

               (d) by Parent at any time prior to the purchase of Ordinary Shares pursuant to the Offer, if:

                    (i) the Offer is terminated or expires in accordance with
               its terms without Sub having purchased any Ordinary Shares thereunder due to an occurrence which would result in a failure to satisfy any one or more of the conditions set forth on Annex A hereto, unless any such failure shall have been caused by or resulted from the failure of Parent or Sub to perform in any material respect any covenant or agreement of either of them contained in this Agreement or from the material breach by Parent or Sub of any representation or warranty of either of them contained in this Agreement;

                    (ii) (x) there shall be a breach of any representation or
               warranty of the Company in this Agreement that is qualified as to Material Adverse Effect, (y) there shall be a breach of any representation or warranty of the Company in this Agreement that is not so qualified, other than any such breaches which, in the aggregate, have not had, do not have, or could not reasonably be expected to have, a Material Adverse Effect on the Company, or
               (z) there shall be a material breach by the Company of any of its covenants or agreements contained in this Agreement, which breach, in the case of any of clauses (x), (y) or (z), either is not reasonably capable of being cured or, if it is reasonably capable of being cured, has not been cured by the earlier of (A) ten (10) days after giving written notice to the Company of such breach and (B) one (1) business day prior to the expiration of the Offer, provided, that Parent may not terminate this Agreement pursuant to this Section 8.1(d)(ii) if the Parent or Sub is in material breach of this Agreement;

                    (iii) (x) the Company shall have (A) withdrawn, modified or amended, in a manner adverse to Parent or Sub, the approval, adoption or recommendation, as the case may be, of the Offer, the Scheme of Arrangement, any transaction contemplated by a Transaction Document or this Agreement, (B) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal or (C) announced a neutral position with respect to any Acquisition Proposal, and does not reject such Acquisition Proposal within three (3) Business Days of the announcement of such neutral position, or (y) the Company's Board of Directors or any committee thereof shall have resolved to take any of the actions set forth in the foregoing;

                    (iv) if there shall have been a breach by the Company of any provision of Section 6.6;

                    (v) the purchase pursuant to the Offer of all Ordinary
               Shares tendered and not withdrawn (and at least a number of Ordinary Shares equal to the minimum number of Ordinary Shares required to be tendered to satisfy the Minimum Condition) shall not have occurred on or before the final expiration date of the Offer, unless the purchase of Ordinary Shares pursuant to the Offer shall not have occurred because of a material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in this Agreement on the part of Parent or Sub; or

               (e) by either Parent or the Company if (i) the Scheme of Arrangement is not approved by the requisite vote of shareholders of the Company at a meeting duly called for the purpose of voting on the Scheme of Arrangement,
(ii) the Court declines to sanction the Scheme of Arrangement or (iii) Parent and Sub abandon the Scheme of Arrangement upon written notice to such effect to the Company.

         Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 by Parent or Sub, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Sub or the Company, except that Sections 6.2, 6.9 and 6.12, Article IX and this Section 8.2 shall survive any termination of this Agreement. Nothing in this Section 8.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Fees and Expenses. (a)...Except as provided in paragraph
(b) below, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

               (b) If this Agreement is terminated:

                    (i) at a time when Parent is entitled to terminate this
               Agreement in accordance with (x) Section 8.1(d)(i) or 8.1(d)(v) hereof, solely due to the Minimum Condition not having been met at the time of such termination, and an Acquisition Proposal had become publicly known prior to the date of such termination and, within twelve (12) months of such termination, the Company enters into an agreement with respect to or consummates any Acquisition Proposal or (y) Section 8.1(d)(ii), (iii) or (iv);

                    (ii) by the Company pursuant to Section 8.1(c)(ii)(y),
               unless resulting from a material breach by Parent or Sub of any covenant or agreement contained in this Agreement, and an Acquisition Proposal had become publicly known prior to the date of such termination, and, within twelve (12) months of such termination, the Company enters into an agreement with respect to or consummates any Acquisition Proposal; or

                    (iii) by either the Company or Parent pursuant to Section
               8.1(b)(ii) or 8.1(e), unless resulting from a material breach by Parent or Sub of any covenant or agreement contained in this Agreement, and an Acquisition Proposal had become publicly known prior to the date of such termination and, within twelve (12) months of such termination, the Company enters into an agreement with respect to or consummates any Acquisition Proposal.

then the Company shall (I) reimburse Parent in immediately available funds for the out-of-pocket expenses of Parent and Sub (including, without limitation, printing fees, filing fees and fees and expenses of its legal and financial advisors and all fees and expenses payable to any financing sources) related to the Offer, this Agreement, the Principal Shareholders Agreement, the transactions contemplated hereby and thereby and any related financing in the amount of $10,000,000 and (II) pay to Parent in immediately available funds an amount equal to $130,000,000.

               (c) The payments required to be made in the preceding paragraph shall be paid as follows: (A) in the case of clause (b)(i)(y), on the day next succeeding the date of such termination or (B) in the case of clause (b)(i)(x), clause (b)(ii) or clause (b)(iii), 50% of the amount shall be paid on the date that the Company enters into an agreement with respect to such

Acquisition Proposal and the remaining 50% (or 100% if there is no such agreement) shall be paid on the date of consummation of such Acquisition Proposal.

         Section 9.2 Investigation and Agreement by the Parties; No other Representations or Warranties.

               (a) Parent and Sub, on the one hand, and the Company, on the other, each acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the other party and its Subsidiaries and their businesses and operations, and such party has requested such documents and information from the other party as such party considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. Each of Parent and Sub, on the one hand, and the Company, on the other hand, acknowledge and agree that it has had an opportunity to ask questions of and receive answers from the other party with respect to matters such party considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement.

               (b) The respective representations and warranties of the Company, on the one hand, and each of Parent and Sub, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty shall expire with, and be terminated and extinguished by, the earlier of the Compulsory Completion Date or the Scheme Effective Date, and thereafter none of the Company, Parent or Sub shall be under any liability whatsoever with respect to any such representation or warranty. This Section 9.2(b) shall have no effect upon any other obligation of the parties hereto.

               (c) In connection with each party's investigation of the other party and its Subsidiaries and their businesses and operations, each party and its representatives have received from the other party or its representatives certain projections and other forecasts for the other party and its Subsidiaries and certain estimates, plans and budget information. Each party acknowledges and agrees that there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets; that such party is familiar with such uncertainties; that such party is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it or its representatives; and that such party will not (and will cause all of its respective Subsidiaries or other Affiliates or any other person acting on its behalf to not) assert any claim or cause of action against any of the other party's direct or indirect partners, directors, officers, employees, stockholders, Affiliates, with respect thereto, or hold any such person liable with respect thereto.

               (d) Each of Parent and Sub, on the one hand, and the Company, on the other, agrees that, except for the representations and warranties made by the other party that are expressly set forth in the Transaction Documents, Disclosure Letter and any other document, certificate, exhibit or schedule delivered pursuant to the Transaction Documents, as applicable, neither the other party nor any of its representatives or Affiliates has made and shall not be deemed to have made to such party or to any of its representatives or Affiliates any representation or warranty of any kind. Without limiting the generality of the foregoing, each party agrees that neither the other party nor any of its Affiliates makes or has made any representation or warranty to such party or to any of its representatives or Affiliates with respect to:

                    (i) any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the other party or any of its Subsidiaries or the future business, operations or affairs of the other party or any of its Subsidiaries heretofore or hereafter delivered to or made available to such party or its counsel, accountants, advisors, lenders, representatives or Affiliates; and

                    (ii) any other information, statement or documents
               heretofore or hereafter delivered to or made available to such party or its counsel, accountants, advisors, lenders, representatives or Affiliates with respect to the other party or any of its Subsidiaries or the business, operations or affairs of the other party or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made by the other party and contained in the Transaction Documents, Company Disclosure Letter and any other document, certificate, exhibit or schedule delivered pursuant to the Transaction Documents.

               (e) Notwithstanding anything in this Agreement to the contrary, after such time as Parent Designees are appointed to the Board of Directors of the Company pursuant to Section 2.3 of this Agreement, any action or inaction approved by the Company's Board of Directors that would otherwise cause a breach of any representation, warranty, covenant or obligation of the Company pursuant to this Agreement shall not be considered a breach of this Agreement by the Company for any reason whatsoever.

         Section 9.3 Extension; Waiver. Subject to Section 2.3, at any time prior to the earlier to occur of the Compulsory Completion Date and the Scheme Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parent or Sub, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         Section 9.4 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile (upon confirmation of receipt), as follows:

(a)      if to the Company, to it at:

                  Triton Energy Limited
                  6688 N. Central Expressway., Suite 1400
                  Dallas, Texas  75206
                  Attention:  General Counsel
                  Telephone:  (214) 696-7368
                  Fax:  (214) 691-0198

         with a copy (which shall not constitute notice) to:

                  Vinson & Elkins L.L.P.
                  3700 Trammell Crow Center
                  Suite 3700
                  Dallas, Texas  75201
                  Attention:   Michael D. Wortley
                               Rodney L. Moore
                  Telephone:   (214) 220-7700
                  Fax:         (214) 999-7716

(b)      if to either Parent or Sub, to it at:

                  Amerada Hess Corporation
                  1185 Avenue of the Americas
                  New York, NY  10036
                  Attention:     General Counsel
                  Telephone:     (212) 536-8577
                  Fax:           (212) 536-8241

         with a copy (which shall not constitute notice) to:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, New York  10036
                  Attention:     Timothy B. Goodell, Esq.
                                 Gregory P. Pryor, Esq.
                  Telephone:     (212) 819-8200
                  Fax:           (212) 354-8113

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third (3rd) Business Day after the mailing thereof, except for a notice of a change of address, which shall be effective only upon receipt thereof.

         Section 9.5 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto, other than the Confidentiality Agreement.

         Section 9.6 Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, with respect to the provisions of Sections 6.9 and 6.12, shall inure to the benefit of the Persons or entities benefiting from the provisions thereof who are intended to be third-party beneficiaries thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties, except that Sub may assign and transfer its right and obligations hereunder to any of its Affiliates. Except as provided in the first sentence of this Section 9.6, nothing in this Agreement, expressed or implied, is intended to confer on any Person (including, without limitation, any current or former employees of the Company), other than the parties hereto, any rights or remedies.

         Section 9.7 Amendment and Modification. Subject to applicable law and
Section 2.3 of this Agreement, this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the earlier to occur of the Compulsory Completion Date and the Scheme Effective Time (notwithstanding any shareholder approval), by action authorized by the respective Boards of Directors of Parent, Sub and the Company or, in the case of Parent or Sub, by the respective officers authorized by their respective Board of Directors, provided, however, that after any such shareholder approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval.

         Section 9.8 Further Actions. Each of the parties hereto agrees that, subject to its legal obligations, it shall use its commercially reasonable efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

         Section 9.9 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         Section 9.11 APPLICABLE LAW. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF, EXCEPT THAT THE LAWS OF THE CAYMAN ISLANDS SHALL APPLY TO THE EXTENT REQUIRED IN CONNECTION WITH THE SHAREHOLDERS' MEETINGS, IF ANY, THE SCHEME OF ARRANGEMENT AND TO THE FIDUCIARY DUTIES OF THE BOARD OF DIRECTORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF

OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.4, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

         Section 9.12 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein.

         Section 9.13 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 9.14 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.15 Waiver of Jury Trial. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

         Section 9.16 No Recourse Against Others. Other than as a party to any of the Transaction Documents, neither any direct or indirect holder of equity interests in the Company (whether limited or general partners, members, stockholders, or otherwise), nor any past or present director, officer, employee or Affiliate of the Company or of any such holder, shall have any liability or obligation of any nature whatsoever in connection with or under the Transaction

Documents or in connection with the transactions contemplated thereby except to the extent specifically set forth in the Transaction Documents, and Parent and Sub hereby waive and release all claims of any such liability and obligation.

                                    * * * * *

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of Parent, Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

                                        AMERADA HESS CORPORATION


                                        By:  /s/ JOHN B. HESS
                                             -----------------------------------
                                             Name:  John B. Hess
                                             Title:  Chairman of the Board and
                                                     Chief Executive Officer


                                        AMERADA HESS (CAYMAN) LIMITED


                                        By:  /s/ J. BARCLAY COLLINS
                                             -----------------------------------
                                             Name:  J. Barclay Collins
                                             Title:  Director

                                        TRITON ENERGY LIMITED


                                        By:  /s/ A. E. TURNER, III
                                             -----------------------------------
                                             Name:  A. E. Turner, III
                                             Title: Senior Vice President

                                                                         ANNEX A

         The capitalized terms used in this Annex A shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Acquisition Agreement" shall be deemed to refer to the Agreement to which this Annex A is annexed and "Purchaser" shall be deemed to refer to Sub.

         Notwithstanding any other provision of the Offer or the Acquisition Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Ordinary Shares promptly after termination or withdrawal of the Offer), to pay for any Ordinary Shares tendered pursuant to the Offer and may terminate or amend the Offer and may postpone the acceptance of, and payment for, any Ordinary Shares, if (i) there shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Ordinary Shares which represent at least ninety percent (90%) in value of the allotted and issued Ordinary Shares determined on a fully-diluted basis ("on a fully-diluted basis" meaning, at any time, the number of Shares allotted and issued, together with the Ordinary Shares which the Company may be required to issue, now or in the future, including, without limitation, Ordinary Shares issuable pursuant to warrants, options (including, without limitation, the Options) or other rights or other obligations outstanding at such time under employee stock or similar benefit plans or otherwise, whether or not vested or then exercisable, but excluding the effect of the Rights), on the date of purchase (the "Minimum Condition") (provided that, for purposes of determining whether such Minimum Condition is satisfied, all Ordinary Shares held by the Principal Shareholders that are tendered and not withdrawn (but continuing to include for this purpose all Ordinary Shares withdrawn at the instruction of Parent) and all Ordinary Shares issuable upon conversion of Preferred Shares that are surrendered for conversion by the Principal Shareholders with appropriate tender instructions pursuant to the Principal Shareholders Agreement (but continuing to include for this purpose all Ordinary Shares issuable upon conversion of Preferred Shares with respect to which tender and conversion instructions are revoked at the instruction of Parent) shall be included in such calculation), (ii) any applicable waiting period (and any extension thereof) under the HSR Act shall not have expired or been terminated, or (iii) if, at any time on or after the date of the Acquisition Agreement and at or before the time of payment for any Ordinary Shares (whether or not any Ordinary Shares have theretofore been accepted for payment, or paid for, pursuant to the Offer), any of the following shall exist:

                  (a) there shall be threatened, instituted or pending any action or proceeding by any Governmental Entity, (i) challenging or seeking to, or which could reasonably be expected to, make illegal, impede, delay or otherwise directly or indirectly restrain, prohibit or make materially more costly the Offer, the Compulsory Acquisition or the Scheme of Arrangement or any other transaction contemplated by the Acquisition Agreement or the Principal Shareholders Agreement (each, a "Transaction"), (ii) seeking to prohibit or materially limit the ownership or operation by Parent or Purchaser of all or any material portion of the business or assets of the Company and its Subsidiaries taken as a whole or to compel Parent or Purchaser to dispose of or hold separately all or any material portion of the business or assets of Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, or seeking to impose any limitation on the ability of Parent or Purchaser to conduct its business or own such assets, (iii) seeking to impose limitations on the ability of Parent or Purchaser effectively to exercise

                                                                         ANNEX A
                                                                          Page 2

         full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Purchaser or Parent on all matters properly presented to the Company's shareholders, (iv) seeking to require divestiture by Parent or Purchaser of any Shares,
         (v) seeking any material diminution in the benefits expected to be derived by Parent or Purchaser as a result of the transactions contemplated by the Transaction Documents, or (vi) otherwise directly or indirectly relating to any Transaction and which could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or on Parent and its Subsidiaries taken as a whole;

                  (b) there shall be any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction proposed, enacted, enforced, promulgated, amended or issued after the date of this Agreement and applicable to or deemed applicable to (i) Parent, Purchaser, the Company or any Subsidiary of the Company or (ii) the Offer or the Scheme of Arrangement or any Transaction, by any Governmental Entity other than the routine application of the waiting period provisions of the HSR Act to the Offer, any Transaction or to the Scheme of Arrangement, that could reasonably be expected to result directly or indirectly in any of the consequences referred to in paragraph (a) above;

                  (c) except for inaccuracies in any representations or warranties of the Company that result from actions or inactions required by the Acquisition Agreement, (i) any representation or warranty of the Company contained in the Acquisition Agreement that is qualified as to Material Adverse Effect shall not be true and correct as though made on or as of such date (other than representations and warranties which, by their terms, address matters only as of another specified date, which shall be true and correct only as of such other specified date), and (ii) any representation or warranties of the Company contained in the Acquisition Agreement that is not qualified as to Material Adverse Effect shall not be true and correct (except where the failure of any such representations or warranties referred to in this clause (ii) to be so true and correct in the aggregate has not had, does not have, and could not reasonably be expected to have, a Material Adverse Effect on the Company) as of the date of consummation of the Offer as though made on or as of such date (other than representations and warranties which, by their terms, address matters only as of another specified date, which shall be true and correct only as of such other specified date);

                  (d) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by the Company under the Acquisition Agreement;

                  (e) the Board of Directors of the Company or any committee thereof shall (i) have withdrawn, modified or amended, or proposed to withdraw, modify or amend, in a manner adverse to Parent or Purchaser, the approval, adoption or recommendation, as the case may be, of the Offer, any Transaction, the Scheme of Arrangement or the Acquisition Agreement, or (ii) shall have approved or recommended, or proposed to approve or recommend, any Acquisition Proposal, or (iii) shall have announced a neutral position with respect to any Acquisition Proposal and has not rejected such Acquisition

                                                                         ANNEX A
                                                                          Page 3

         Proposal within three (3) Business Days of the announcement of such neutral position, or (iv) shall have resolved to do any of the foregoing;

                  (f) the Acquisition Agreement shall have been terminated in accordance with its terms;

which, in the sole judgment of Purchaser, in any such case and regardless of the circumstances (including any action or inaction by Parent or Purchaser) giving rise to any such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of, or payment for, Ordinary Shares.

         The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by Parent or Purchaser, or may be waived by Parent or Purchaser, in whole or in part at any time and from time to time in their respective sole discretion, except as otherwise provided in the Acquisition Agreement. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.



                                       3